Exhibit 10.7

	GROUND LEASE AGREEMENT

	Between

	OPUS WEST CORPORATION, a Minnesota corporation - Landlord



	and



	RPM Transportation, Inc., a California corporation - Tenant



	Dated:               , 1998









||	TABLE OF CONTENTS

	Page

ARTICLE 1	LEASE OF PREMISES AND LEASE TERM	1
1.1	Premises	1
1.2	Term of Lease	1

ARTICLE 2	RENTAL AND OTHER PAYMENTS	1
2.1	Basic Rent	1
2.2	Additional Rent	1
2.3	Delinquent Rental Payments	1
2.4	Independent Obligations	1

ARTICLE 3	PAYMENT OF PERSONAL PROPERTY TAXES	1
3.1	Payment of Property Taxes	1

ARTICLE 4	USE	2
4.1	Permitted Use	2
4.2	Acceptance of Premises	2
4.3	Increase Insurance	2
4.4	Rules and Regulations	2
4.5	Tenant's Obligations	2

ARTICLE 5	HAZARDOUS MATERIALS	2
5.1	Hazardous Materials	2
5.2	Hazardous Materials Laws	2
5.2.1	Federal	3
5.2.2	California	3
5.2.3	Other Laws and Regulations	3
5.2.4	Phase 1 Environmental Analysis	3
5.3	Compliance with Hazardous Materials Laws	3
5.4	Notice of Actions	3
5.5	Disclosure and Warning Obligations	4
5.6	Indemnification	4
5.7	Termination of Lease	4

ARTICLE 6	SERVICES AND UTILITIES	5

ARTICLE 7	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES	5
7.1	Tenant's Maintenance	5
7.2	Tenant's Waiver of Claims Against Landlord	5

ARTICLE 8	CHANGES AND ALTERATIONS	5
8.1	Tenant's Changes and Alterations	5
8.2	Liens	5

ARTICLE 9	RIGHTS RESERVED BY LANDLORD	6
9.1	Landlord's Entry	6
9.2	Landlord's Cure	6

ARTICLE 10	INDEMNITY AND INSURANCE	6
10.1	Insurance Coverage	6
10.2	Insurance Provisions	6
10.3	Waiver of Subrogation	7
10.4	Indemnification by Tenant	7

ARTICLE 11	NO ASSIGNMENT OR  SUBLETTING	7
11.1	Restriction on Other Transfers	7

ARTICLE 12	INTENTIONALLY OMITTED	7

ARTICLE 13	CONDEMNATION	7
13.1	Condemnation of Entire Premises	7
13.2	Partial Condemnation/Termination of Lease	7
13.3	Partial Condemnation/Continuation of Lease	8
13.4	Continuance of Obligations	8
13.5	Tenant's Waiver	8


ARTICLE 14	DEFAULTS; REMEDIES	8
14.1	Events of Default	8
14.1.1	Intentionally Omitted	8
14.1.2	Failure to Pay	8
14.1.3	Failure to Perform	8
14.1.4	Other Defaults	8
14.1.5	Remedies	8
14.1.6	Right of Landlord to Re-Enter	9
14.1.7	Cumulative Remedies	9
14.2	Legal Costs	9
14.3	No Waiver	9
14.4	Waiver by Tenant	10
14.5	Default by Landlord	10

ARTICLE 15	PROTECTION OF CREDITORS	10
15.1	Subordination	10
15.2	Attornment	10
15.3	Estoppel Certificates	10
15.4	Mortgagee Protection Clause	11

ARTICLE 16	TERMINATION OF LEASE	11
16.1	Surrender of Premises	11
16.2	Holding Over	11

ARTICLE 17	MISCELLANEOUS PROVISIONS	11
17.1	Notices	11
17.2	Landlord's Continuing Obligations	11
17.3	Net Lease	12
17.4	Successors	12
17.5	Memorandum of Lease	12
17.6	Captions and Interpretation	12
17.7	Relationship of Parties	12
17.8	Entire Agreement	12
17.9	Severability	12
17.10	Landlord's Limited Liability	12
17.11	Transfer of Landlord's Interest	12
17.12	Survival	12
17.13	Attorneys' Fees	12
17.14	Broker	13
17.15	Governing Law	13
17.16	Time is of the Essence	13
17.17	Joint and Several Liability	13
17.18	Tenant's Waiver	13
17.19	Delivery of Corporate Documents	13
17.20	Provisions are Covenants and Conditions	13
17.21	Business Days	13
17.22	Force Majeure	13
17.23	Submission of Lease	13
17.24	Tenant's Financial Condition	14


||

	Ground Lease Agreement

	Summary of Basic Lease Information


10	Lease Date:
       , 199

20	Landlord:	Opus West Corporation,
a Minnesota corporation


30	Address of Landlord	Opus West Management Corporation
for Payment of Rent:	2415 East Camelback Road, Suite 840
Phoenix, AZ  85016-4201
Attn:  Bret Borg
Telephone No.:  (602) 912-8880
Facsimile No.:  (602) 912-8881

40	Address of Landlord	Opus West Corporation
2030 Main Street, Suite 250
Irvine, CA 92614
Attn:  Paul A. Marshall
Telephone No:  (714) 475-0977
Facsimile No:  (714) 475-0970

With a copy to:	Opus U.S. Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn:  Daniel T. Haug, Esq.
Telephone No.:  (602) 468-7000
Facsimile No.:  (602) 468-7045

With another copy to:	Opus West Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn: Mr. Thomas W. Roberts, President
Telephone No.:  (602) 468-7000
Facsimile No.: (602) 468-7045

50	Tenant: 	RPM Transportation Inc., a California
corporation

60	Address of Tenant	RPM Transportation Inc.
for Notices:	13827 Carmenita Road, Unit E
Santa Fe Springs, CA  90670
Attn:  Paul Duke
Telephone No.:(562) 921-7035
Facsimile No.:(562) 802-9010

70	Premises	The parcel of land situated in the County of
Riverside, State of California, described on Exhibit "A."

80	Lease Term	Initial Lease Term:  1 year from the
Commencement Date. Thereafter, the Tenant may lease the Premises on a month to month basis with a ninety (90) day notice termination right pursuant to Section 1.2 below.

90	Rent:	Basic Rent:

Monthly:   $5,000
Annually: $60,000

Maximum Rate of Interest: Prime Plus four percent (4%). For purposes of this Lease and the Basic Provisions hereof, the term
"Prime" shall mean the rate announced from time to time by Bank of America, N.A., as its prime or reference rate. If Bank of America shall cease to announce its prime or reference rate, then Landlord shall select the rate of another financial institution to be substituted therefor.

Late Charge: 5% of the overdue amount per month ("Late Charge")

100	Use:	The Premises shall be used by Tenant for the
storage of trucks, trailers and other
vehicles, subject to any applicable
covenants, conditions and restrictions
affecting the Premises and for no other use or purpose.

12.	Security Deposit:	None.

110	Brokers:  	None

120	Exhibit:	The following exhibit is attached hereto and
incorporated into this Lease:

Exhibit "A"	Legal Description of Land

The foregoing Basic Terms are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between the Basic Terms and the Lease, the Lease shall prevail.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation


By:
Thomas W. Roberts, President


Dated:_____________________	TENANT:

RPM Transportation, Inc., a
California corporation


By:
Name:
Title:



By:
Name:
Title:

	GROUND LEASE AGREEMENT


This Ground Lease Agreement (the "Lease"), which includes the Basic
Terms (as hereinafter defined), dated as of                       , 199__
("Effective Date"), is made by and between Landlord and Tenant.

	ARTICLE 1

	LEASE OF PREMISES AND LEASE TERM

1.1	Premises.  Landlord, for and in consideration of the rents,
covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, all that certain parcel of land situated in the County of Riverside, and State of California delineated on Exhibit "A" attached hereto and incorporated herein ("Land" or "Premises"). Tenant acknowledges that, prior to execution of this Lease, Tenant has had the opportunity to inspect the Premises and, by its execution of this Lease, Tenant hereby accepts the Premises in an "as-is" condition without any representations or warranties from Landlord. Tenant acknowledges that this Lease is subordinate and subject to all liens, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Premises, ("Permitted Encumbrances") and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated.

1.2	Term of Lease.  The initial term of this Lease ("Initial Term")
shall commence on January 1, 1998 ("Commencement Date") and shall end on the date which is one (1) year after the Commencement Date. Tenant may thereafter continue to lease the Premises on a month to month basis; provided that either party may terminate this Lease upon delivery of ninety (90) days written notice to the other party.

	ARTICLE 2

	RENTAL AND OTHER PAYMENTS

2.1	Basic Rent.  In consideration of the leasing of the Premises,
Tenant covenants to pay Landlord in advance, on the first day of each and every calendar month during the Term, at the address of Landlord as specified in Item 3 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease calculated based upon the amounts specified in Item 9 of the Basic Terms ("Basic Rent"). The first calendar month's Rent payment shall be made by Tenant upon Tenant's execution of this Lease.

2.2	Additional Rent.  All charges payable by Tenant to Landlord other than Basic Rent, however denoted, are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Basic Rent falling due. Basic Rent and Additional Rent are sometimes collectively referred to as "Rent" or "rent." Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and paid within ten (10) days of the Commencement Date.

2.3	Delinquent Rental Payments.  Any installment of Basic Rent or
Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall bear interest at the Maximum Rate of Interest specified in Item 10 of the Basic Terms from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. In addition, any installment of Rent which shall not be paid when due and which remains unpaid five (5) business days thereafter shall be subject to a late payment fee of five percent (5%) of the unpaid amount. Tenant acknowledges that Tenant's failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that such charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant's default or limit any other remedy of Landlord. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law.

2.4	Independent Obligations.  Any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.

	ARTICLE 3

	PAYMENT OF PERSONAL PROPERTY TAXES


3.1	Payment of Property Taxes.  Tenant shall pay, prior to
delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, fixtures, improvements and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant. Landlord shall determine the basis of prorating and dividing any of those assessments and its determination shall be binding.

	ARTICLE 4

	USE

4.1	Permitted Use.  Tenant may use the Premises only for the Permitted
Uses specified in Item 11 of the Basic Terms. Tenant shall not use or occupy the same, or permit them to be used or occupied, contrary to any statute, governmental, quasi-governmental or administrative rule, order, ordinance, requirement or regulation applicable thereto ("Regulatory Requirement"), or in any manner which would make void or voidable any insurance then in force with respect thereto or which would cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

4.2	Acceptance of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose and, Tenant accepts the Premises in an "as is" condition. Tenant shall comply with any recorded covenants, conditions, restrictions and encumbrances affecting the Premises as of the commencement of this Lease or which are recorded during the Term.

4.3	Increase Insurance.  Tenant shall not do or permit to be done anything which will (i) increase the premium of any insurance policy covering the Premises or any adjoining property owned by Landlord ("Project") and/or the property located therein; (ii) cause a cancellation of or be in conflict with any such insurance policies; (iii) result in a refusal by insurance companies in good standing to issue or continue any such insurance in amounts satisfactory to Landlord; or (iv) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation in the Premises. Tenant shall, at Tenant's expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this Section.

4.4	Rules and Regulations.  Tenant shall comply with all rules and regulations adopted by Landlord from time to time for the Project.

4.5	Tenant's Obligations.  Tenant shall obtain and pay for all
permits, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable Regulatory Requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Health and Safety Act and the Americans with Disabilities Act.

	ARTICLE 5

	HAZARDOUS MATERIALS

5.1	Hazardous Materials.  The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed in Section 5.2, and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the statutes or regulations in Section 5.2. Hazardous Materials shall also mean any and all other similar terms defined in other federal, state and local laws, statutes, regulations, orders or rules, and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste.


5.2	Hazardous Materials Laws.  The term "Hazardous Materials Law(s)"
shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

5.2.1	Federal.  Comprehensive Environmental Response,
Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ' 9601 et seq.; Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ' 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C. ' 1251
et seq.; Clean Air Act ("CAA"), 42 U.S.C. ' 78401 et seq.; Toxic Substances Control Act ("TSCA"), 15 U.S.C. ' 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. ' 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ' 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

5.2.2	California.  Carpenter-Presley-Tanner Hazardous Substance
Account Act ("California Superfund"), Cal. Health & Safety Code ' 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code ' 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code ' 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code
' 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code ' 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code ' 28740 et seq.; Air Resources Law, Cal. Health & Safety Code ' 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code '' 25500-25541; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code '' 25208-25208.17;

5.2.3	Other Laws and Regulations.  All other regulations
promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution date of this Lease.

5.2.4	Phase 1 Environmental Analysis.  Landlord has delivered to
Tenant a Phase 1 Environmental Analysis Report ("Phase 1 Report") covering the Premises, and Tenant acknowledges that this shall be deemed satisfaction of any obligation on the part of Landlord to disclose any and all Hazardous Materials on or relating to the Premises as required hereunder or by any Hazardous Materials Laws.

5.3	Compliance with Hazardous Materials Laws.  Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in connection with the Premises or by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including, without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to the presence of Hazardous Materials within, on, under or about the Premises or required for Tenant's use of the Premises, Tenant shall cause any and all Hazardous Materials to be removed from the Premises and transported in accordance with and in compliance with all Hazardous Materials Laws. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall at its own expense, cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term of this Lease by Tenant or Tenant's agents, employees, contractors or invitees ("Tenant's Agents")) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws.
 Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Premises or the Landlord's Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.


5.4	Notice of Actions.  Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened against Tenant, Landlord, or against the Premises pursuant to any Hazardous Materials Laws;
(b) any claim made or threatened by any person against Landlord, Tenant, or the Premises for which Tenant receives notice, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Land or the Premises or with respect to any Hazardous Materials removed from the Land or the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Land or the Premises or Tenant's or Tenant's Agents use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises.
 All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. Tenant shall also immediately notify Landlord if Tenant knows or has reason to believe Hazardous Materials have or will be released on or about the Premises.

5.5	Disclosure and Warning Obligations.  Tenant shall also comply with all laws, ordinances and regulations regarding warning obligations with respect to the presence or danger of Hazardous Materials or as otherwise may be required by law. Tenant acknowledges and agrees that it will promptly notify Landlord prior to reporting to any governmental or quasi-governmental agencies any matters relating to Hazardous Materials and Landlord shall have the right to review such reports. So long as Tenant will not be in violation of any laws requiring Tenant to make such reports, Landlord shall have the right to assume control over the making of such reports to the applicable governmental or quasi-governmental agencies. Tenant further agrees to cooperate with Landlord in complying with all Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, without limitation, all notices or other requirements under California Health and Safety Code Section 25915 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq. Notwithstanding the foregoing, Tenant shall prior to delivering any notices required by this
Section 5.5, to any governmental entity or agency, deliver written notice to Landlord of the same so as to afford Landlord ample opportunity to take over such obligation if Landlord so desires.

5.6	Indemnification.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively "Indemnitees") free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) ("Claims") arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises or any improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises to the extent caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Landlord shall indemnify, defend (with legal counsel reasonable acceptable to Tenant) and hold Tenant and Tenant's Indemnities harmless from and against any and all Claims arising or resulting in whole or in part from the presence or discharge of Hazardous Materials by Landlord in, on, under, upon or for the Premises or the Improvements thereon or from the transportation or disposal of Hazardous Materials by Landlord.
 Each parties' obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease and any costs and fees incurred in the enforcement of the indemnity action.

5.7	Environmental Audits.  Upon request by Landlord during the Term of this Lease, prior to the exercise of any renewal term and/or prior to vacating any portion of the Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Article 5. If the audit confirms the presence of Hazardous Materials in the soil or surface or the groundwater, or likelihood thereof, Landlord shall have the right to require Tenant to immediately commence all necessary remediation, abatement, removal and cleanup actions to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of Hazardous Materials. Any plan of remediation, abatement, removal and cleanup shall be subject to the prior approval of Landlord, in its sole discretion. Except as specified above, Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises without obtaining Landlord's advance written consent.

5.7	Termination of Lease.  Landlord shall have the right to terminate the Lease in Landlord's sole and absolute discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation or storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating the Premises if the contamination resulted from Tenant's action, inaction or use of the Premises; or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials on the Premises (unless Tenant is diligently seeking compliance with such enforcement order).


	ARTICLE 6

	SERVICES AND UTILITIES

During the Term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description (including, without limitation, charges imposed by any utility company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises) for utilities furnished to the Premises or chargeable against the Premises, to the extent there are any, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services and any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services. No interruption in, or temporary stoppage of, any utility service or blockage of access to the Premises caused by repairs, renewals, improvements, alterations, stripes, walk outs, labor controversy, accidents, inability to obtain fuel or supplies, or other causes shall be deemed an eviction of disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise, or relieve Tenant from any obligation whatsoever under this Lease. Nothing contained in this Article 6 shall be construed to impose any obligation or duty upon Landlord to supply any utilities to the Premises.

	ARTICLE 7

	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES

7.1	Tenant's Maintenance.  Tenant, at its sole cost and expense, throughout the Term of this Lease, whether Tenant is occupying or has vacated the Premises, shall take good care of the Premises and shall keep the same in at least the same order, condition and repair, as when received and shall make and perform all routine maintenance thereof and all necessary repairs thereto, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. The maintenance obligation shall apply even if Tenant has vacated the Premises.

7.2	Tenant's Waiver of Claims Against Landlord.  Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises and any improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Premises or improvements hereafter erected thereon at Landlord's expense. Tenant hereby waives and releases its right to perform repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect in the State in which the Project is located, including, without limitation, the provisions of Civil Code Sections 1941 and 1942.

	ARTICLE 8

	CHANGES AND ALTERATIONS

8.1	Tenant's Changes and Alterations.  Tenant shall not make any alterations, additions or improvements ("Alterations") to the Property, without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion ("Alterations"). Tenant shall promptly remove any Alterations constructed in violation of this Section upon Landlord's written request.

8.2	Liens.  Tenant shall keep the Premises free from any mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not released of record by payment or posting of a proper bond within thirty (30) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting security to cause the discharge of such lien, in which event all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent. Tenant hereby indemnifies, protects, defends and holds Landlord and Landlord's Indemnitees and the Premises harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses and attorneys' fees incurred in enforcing of this indemnity), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant shall notify Landlord in writing thirty (30) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises. Tenant shall not create, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof.

	ARTICLE 9

	RIGHTS RESERVED BY LANDLORD

9.1	Landlord's Entry.  In addition to any other right of entry
provided to Landlord in this Lease, Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying Landlords; (iii) post notices of non-responsibility or other notices as may be customary in the State of California or (iv) for any other purpose Landlord deems reasonably necessary. Except in cases of emergency, two (2) business days prior notice shall be deemed reasonable notice. Landlord and its authorized representatives may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may deem proper to open such doors during an emergency in order to obtain entry to any vehicles or improvements or fixtures on the Premises. Any such entry obtained by Landlord in the event of any emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

9.2	Landlord's Cure.  If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable periods provided in Article 14, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within ten (10) days after receipt of notice therefor from Landlord. Tenant hereby agrees to indemnify, protect, defend (with legal counsel reasonably acceptable to Landlord) and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations above referred to.


	ARTICLE 10

	INDEMNITY AND INSURANCE

10.1	Insurance Coverage.  During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

(a)	Comprehensive general liability insurance against any loss,
liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under this Lease. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period;

(b)	Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against any other insurable hazards which at the time are commonly insured against in the case of premises similar to those of the Premises; and

The insurance set forth in this Section 10.1 shall be maintained by Tenant at not less than the limits set forth herein (or if not specified herein, as reasonably required by Landlord) until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant shall obtain and maintain thereafter such additional coverage.


10.2	Insurance Provisions.  Any such insurance obtained and maintained by Tenant shall name Landlord, and, if requested by Landlord, Landlord's mortgagee, as named insured therein and such insurance shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in California. Each policy required under this Article 10 shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty
(30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant and an "agreed value" endorsement. All policies of insurance, together with any endorsements reflecting the changes to the policy required to comply with this Lease, shall be written by companies reasonably satisfactory to Landlord and licensed in the state in which the Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the Term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof plus a ten percent (10%) handling charge shall be paid by Tenant to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

10.3	Waiver of Subrogation.  Tenant shall cause to be inserted in the policy or policies of insurance required by this Article 10 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article 10 notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

10.4	Indemnification by Tenant.  To the fullest extent allowed by law,
Tenant shall at all times indemnify, protect, defend (with legal counsel acceptable to Landlord) and hold Landlord and Landlord's shareholders, officers, directors, partners, employees, lender, managing agent, successors and/or assigns (collectively, "Landlord's Indemnities") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any occurrence in, upon or about the Premises or the occupancy or use by Tenant of the Premises, or the condition of the Premises or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, servants, tenants, invitees or licensees (collectively "Tenant's Agents") or arising from any act or negligence of Tenant or Tenant's Agents, or a default by Tenant under this Lease or arising from any accident, injury or damage whatsoever caused to any person, or entity occurring during the Term of this Lease, in or about the Premises, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord shall not be liable for injury or damage which may be sustained by a person, goods, wares, merchandise, or other property of Tenant, or Tenant's employees, invitees, customers, or of any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, whether such damage or injury results from conditions arising upon the Premises or from other sources.

	ARTICLE 11

	NO ASSIGNMENT OR  SUBLETTING

11.1	Restriction on Other Transfers.  Tenant shall not assign,
mortgage, pledge, transfer, sublease or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("Transfer").

	ARTICLE 12

	INTENTIONALLY OMITTED


	ARTICLE 13

	CONDEMNATION

13.1	Condemnation of Entire Premises.  If, during the Term of this
Lease, the entire Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease shall terminate on the date of vesting of title pursuant to such Proceedings. In any taking of the Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Premises, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.


13.2	Partial Condemnation/Termination of Lease.  If, during the Term of this Lease, less than the entire Premises, but more than twenty-five percent (25%) of the Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Premises so taken, and Tenant or Landlord shall have the right to terminate this Lease if the business of Tenant conducted in the portion of the Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Premises. Such termination as to the remainder of the Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination.

13.3	Partial Condemnation/Continuation of Lease.  If twenty-five
percent (25%), or less, of the Land, shall be taken in such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees), shall be held by Landlord and Tenant's Basic Rent shall be abated proportionately.

13.4	Continuance of Obligations.  In the event this Lease is not
terminated, then from and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as may be mutually agreed upon by Tenant and Landlord.

13.5	Tenant's Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants Tenant a right to terminate this Lease or to obtain any compensation other than that set forth in this Article in the event of a taking, including, but not limited to, California Code of Civil Procedure Section 1265.150 or any successor statute or law.

	ARTICLE 14

	DEFAULTS; REMEDIES

14.1	Events of Default.  The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

14.1.1	Intentionally Omitted

14.1.2	Failure to Pay.  If Tenant fails to pay such Rent or such
charge as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant;

14.1.3	Failure to Perform.  If Tenant fails to perform any of
Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease.

14.1.4	Other Defaults.  (i) If Tenant makes a general assignment
or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

14.1.5	Remedies.  On the occurrence of any default by Tenant,
Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:


(ai	Terminate Tenant's right to possession of the Premises
at any time by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.
 In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation (i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonable avoided; and (iv) any other amount, including court costs necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary repairs to the Premises and any real estate commission paid or payable; and Landlord's reasonable attorneys' fees incurred in connection therewith. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Maximum Rate of Interest, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 14.1.5(a), or (ii) proceeding under Paragraph 14.1.5(b) or (c);

(bi	Maintain Tenant's right to possession, in which case
this Lease shall continue in effect whether or not Tenant has abandoned the Premises. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. The Landlord has the remedy described in California Civil Code
Section 1951.4. (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of repairing the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from reletting. No act by Landlord allowed by this
Section 14.1.5 will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the Premises as provided in this Section 14.1.5, Rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (ii) second, all costs, including costs for maintenance, incurred by Landlord in reletting; and (iii) third, Rent due and unpaid under the Lease. After deducting the payments referred to in this
Section 14.1.5, any sum remaining from the Rent Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, Landlord incurred in reletting which remain after applying the Rent received from the reletting; and/or

(ci	Pursue any other remedy now or hereafter available to
Landlord under the laws or judicial decisions of the state in which the Property is located.

14.1.6	Right of Landlord to Re-Enter.  In the event of any
termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property or equipment of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

14.1.7	Cumulative Remedies.  Landlord's exercise of any right or
remedy shall not prevent it from exercising any other right or remedy.

14.2	Legal Costs.  Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. If an action is commenced between the parties relating to this Lease, the prevailing party shall be entitled to recover it attorneys' fees in accordance with Section 19.13 below. Tenant shall also indemnify, protect, defend and hold Landlord harmless from all costs, expenses, demands and liability (including, without limitation, attorneys' fees and costs, including attorneys fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or
(d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.


14.3	No Waiver.  No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

14.4	Waiver by Tenant.  Tenant hereby waives all claims by Landlord's re-entering and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

14.5	Default by Landlord.  Landlord shall not be in default unless
Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

	ARTICLE 15

	PROTECTION OF CREDITORS

15.1	Subordination.  This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, or other document of like nature ("Mortgage"), which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.
15.2	Attornment.  If Landlord's interest in the Premises is acquired by any beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3	Estoppel Certificates.

15.3.1	Within ten (10) business days after Landlord's written
request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Basic Rent and other charges and the time period covered by such payment; (iv) whether or not there are then existing any breaches or defaults by such party or the other party known by such party under this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any such breach of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same) and (v) such other statements as required by Landlord, or any lender or prospective lender, investor or purchaser. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

15.3.2	If Tenant does not deliver such statement to Landlord
within such ten (10) business day period, (i) Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party and (ii) such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease. Further, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Basic Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

15.4	Mortgagee Protection Clause.  Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty days (30) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty days (30) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

	ARTICLE 16

	TERMINATION OF LEASE

16.1	Surrender of Premises.  At the expiration of the Term of this
Lease or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted. Tenant shall at such time remove all of its property therefrom and all equipment, alterations and improvements placed thereon by Tenant. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as above set forth, Tenant shall indemnify, protect, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. All property of Tenant not removed within thirty (30) days after the last day of the Term of this Lease shall be deemed abandoned.
 Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

16.2	Holding Over.  If Tenant remains in possession of the Premises after expiration of the Lease Term or earlier termination of this Lease, such occupancy shall be deemed to be a tenancy at sufferance, subject to all the provisions, conditions and obligations of this Lease, except that Basic Rent shall be escalated to two hundred percent (200%) of the previous Basic Rent.
 In addition, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees and costs), incurred by Landlord in connection with any holdover by Tenant, including any claims, losses or damages relating to any prospective tenant of the Premises.

	ARTICLE 17

	MISCELLANEOUS PROVISIONS

17.1	Notices.  All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed at the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder three
(3) business days after being mailed for delivery within the United States, or one (1) business day after being sent by overnight courier.


17.2	Landlord's Continuing Obligations.  The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease arising thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

17.3	Net Lease.  Landlord and Tenant do each state and represent that it is the intention of each of them that all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, and the obligations of Tenant shall not be affected by reason of damage to Premises; nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article 13 hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary.

17.4	Successors.  The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

17.5	Memorandum of Lease.  Upon not less than ten (10) days prior written request by Landlord, Tenant agrees to execute and deliver to Landlord a Memorandum of Lease, in recordable form, setting forth the following: (a) the date of this Lease; (b) the parties to this Lease; (c) the term of this Lease; (d) the legal description of the Premises; and (e) such other matters reasonably requested by Landlord to be stated therein.

17.6	Captions and Interpretation.  The captions of the Articles or
Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

17.7	Relationship of Parties.  This Lease does not create the
relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

17.8	Entire Agreement.  Any exhibits, addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement together with the Exhibits contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

17.9	Severability.  If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

17.10	Landlord's Limited Liability.  Tenant agrees to look solely to
Landlord's interest in the Premises for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

17.11	Transfer of Landlord's Interest.   Should Landlord sell, exchange
or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer and the express assumption of such obligations by the assignee. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect to the security deposit or prepaid rent.

17.12	Survival.  All obligations (together with interest or money
obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

17.13	Attorneys' Fees.  In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and expenditures fees) from the other party. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under any provision of this Lease or in connection with any act which Tenant proposes to do and which requires Landlord's consent.


17.14	Broker.  Each party represents to the other party that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Each party shall indemnify and hold the other harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of such party's actions in entering into this Lease.

17.15	Governing Law.  This Lease shall be governed by the laws of the
State of California. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

17.16	Time is of the Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.17	Joint and Several Liability.  All parties signing this Lease as
Tenant shall be jointly and severally liable for all obligations of Tenant.

17.18	Tenant's Waiver.  Notwithstanding anything to the contrary
contained herein, any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived unless such claim is asserted by written notice thereof to Landlord within ten (10) days of commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within six (6) months subsequent to the accrual of such cause of action. Furthermore, Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

17.19	Delivery of Corporate Documents.  In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within ten (10) days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Premises, the following instruments and documents:

(a)	Certificate of Good Standing in the state of incorporation
of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date;

(b)	A copy of Tenant's articles of incorporation and bylaws,
and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant.

17.20	Provisions are Covenants and Conditions.  All provisions, whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

17.21	Business Days. As used herein, the term "business days" shall mean any day which is not a Saturday, Sunday or a legal holiday in the State of California.

17.22	Force Majeure.  If Landlord shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, inclement weather, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of Landlord, performance of such acts by Landlord shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay and Landlord shall not be responsible for any costs or expenses incurred by Tenant or any other party as a result of such delay. (Herein such delays are sometimes referred to as "Force Majeure").

17.23	Submission of Lease.  Submission of this instrument for
examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

	[Remainder of Page Intentionally Left Blank]

17.24	Tenant's Financial Condition.  Prior to the Effective Date, and
within fifteen (15) days after written request from Landlord (so long as Landlord has a reasonable basis for requesting such information based upon Tenant's financial condition), Tenant shall deliver to Landlord financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant; provided that Lessee shall not be required to provide any information that would constitute a violation of the rules and regulations of the Securities Exchange Commission. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises or Project or any portion thereof designated by Landlord any financial statements prepared in accordance with GAAP required by any lender or purchaser to facilitate the sale, financing or refinancing of the Premises or Project or any portion thereof. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall, if requested by Landlord, be certified by Tenant to be true and correct.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation


By:
Thomas W. Roberts, President


Dated:_____________________	TENANT:

RPM Transportation, Inc., a
California corporation


By:
Name:
Title:


By:
Name:
Title:


	EXHIBIT "A"
	PREMISES


	[To Be Attached]




	FIRST AMENDMENT TO
	LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made as of
__________, 1998, by and between PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("Tenant"), and OPUS WEST CORPORATION, a Minnesota corporation ("Landlord"), with reference to the facts set forth below.

	RECITALS

A.	Landlord and Tenant entered into that certain Lease Agreement dated as of November 24, 1997 ("Lease Agreement"), pursuant to which Tenant leased from Landlord certain real property identified in Exhibit "A" to the Lease Agreement ("Premises") and pursuant to which Landlord granted Tenant an option ("Expansion Option") to expand the Premises to include space to be constructed on land adjacent to the Premises, which land is described on Exhibit "A-1" to the Lease ("Expansion Land").

B.	Buyer and Seller now desire to enter into this First Amendment to amend the terms of the Lease Agreement with respect to the Expansion Option.

NOW, THEREFORE, in consideration of the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Lease Agreement.

2. Expansion Space Lease. The Lease Agreement shall be amended to provide that Landlord and Tenant acknowledge and agree that Landlord may enter into a lease agreement with R.P.M. Transportation, Inc., a California corporation ("RPM") under which Landlord would Lease the Expansion Space to RPM, commencing on January 1, 1998 for a term of one (1) year followed by a month to month tenancy, which month to month tenancy would be terminable upon ninety (90) days prior written notice from Landlord or RPM, in substantially the form of the lease attached hereto as Attachment "1" ("Expansion Space Lease"). Landlord and Tenant further acknowledge and agree that notwithstanding anything to the contrary contained in the Lease Agreement or the Expansion Space Lease: (a) Landlord would be entitled to receive one hundred percent of the rent under the Expansion Space Lease until such time as Tenant's obligation to pay Basic Rent commences under the Lease Agreement (i.e. two (2) calendar months following commencement of the Initial Term of the Lease Agreement); (b) Thereafter, Landlord and Tenant agree to enter into an assignment of the Expansion Space Lease in form of Attachment "2" attached hereto and incorporated, under which Tenant would upon execution of such assignment be entitled to collect all of the Basic Rent under the Expansion Space Lease and Tenant would assume all of Landlord's obligations thereunder;
(c) Tenant agrees to refrain from exercising its Expansion Option until after December 31, 1998; (d) Tenant, in exercising its Expansion Option, must deliver its Notice of Exercise at least twelve (12) months prior to the desired occupancy date for the Premises; and (e) in the event that RPM fails to vacate the Premises as and when required after receipt of termination notice from Landlord pursuant to the terms of the Expansion Space Lease, then the deadline for delivery of the Expansion Space by Landlord (i.e. the Desired Occupancy Date) under Article 18 of the Lease Agreement would be extended, on a day for day basis one (1) day for each day that RPM fails to timely vacate the Premises in accordance with the terms of the Expansion Space Lease.

3. Counterparts. This First Amendment may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.

4. Full Force and Effect.  Except as amended hereby, the Lease
Agreement is in full force and effect between the parties.

IN WITNESS WHEREOF, this First Amendment has been made and executed as of the date first above.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation

By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

	Attachment "1"

	Expansion Space Lease

	[To Be Attached]

	Attachment "2"

	Assignment and Assumption of Lease

	[To Be Attached]





	ATTACHMENT 2

	ASSIGNMENT AND ASSUMPTION OF LEASE


THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made as of _________________, 199__, by and between OPUS WEST CORPORATION, a Minnesota corporation ("Assignor"), and PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("Assignee"), with reference to the facts set forth below.

	RECITALS

A.	Pursuant to that certain Lease Agreement between Assignor and
Assignee dated as of November 24, 1997, as amended by that certain First Amendment to Lease Agreement dated as of ____________, 1998 (collectively, "Petco Lease"), Assignee has an option to expand Assignee's premises under the Petco Lease into space to be constructed on that certain real property owned by Assignor and more particularly described on Schedule "1" attached hereto and incorporated herein (the "Expansion Property").

B.	Assignor has also entered into that certain Ground Lease Agreement with R.P.M. Transportation, Inc., a California corporation ("RPM") dated as of _______, 1998 ("RPM Lease"), pursuant to which Assignor has leased the Expansion Property to RPM on the terms and conditions set forth in the RPM Lease.

C.	As of the Effective Date of this Assignment, Assignee has
commenced to pay rent to Assignor under the Petco Lease and pursuant to the terms of the Petco Lease, Assignor and Assignee have agreed that upon the commencement of the payment of Basic Rent (exclusive of the initial two month free rent period) under the Petco Lease, (i) Assignor would (a) exclusively assign the right to collect Basic Rent under the RPM Lease from Assignor to Assignee and (b) non exclusively assign Assignor's other rights under the RPM Lease as the landlord to Assignee and (ii) Assignee would assume all of Assignor's obligations under the RPM Lease.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

1.	Assignment by Assignor.  Commencing on the Effective Date of this
Assignment, Assignor hereby non-exclusively assigns and transfers to Assignee the right to enforce all of the provisions of the RPM Lease against RPM, as if Assignee were the Landlord; provided that, except for the exclusive assignment set forth below, as the owner of the Expansion Property, Assignor shall also be entitled to enforce the rights of the landlord under the RPM Lease as against RPM. Assignor hereby exclusively assigns and transfers to Assignee all of its right, title and interest in and to the Basic Rent under the RPM Lease commencing on the Effective Date of this Assignment.

2.	Acceptance of Assignment.  Assignee hereby accepts the assignment of the RPM Lease as set forth above and assumes and agrees to keep, perform and fulfill all of the duties, covenants, provisions, conditions and obligations of the landlord under the RPM Lease which shall arise or be incurred or are related to events occurring from and after the date hereof.

3.	Indemnification by Assignor.  Assignor indemnifies, defends, protects and holds harmless Assignee and Assignee's employees, partners, directors, officers, affiliates, subsidiaries, shareholders, agents and representatives from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys' fees) arising under the RPM as a result of any obligations and duties of the landlord thereunder arising prior to the date hereof.


4.	Indemnification by Assignee.  Assignee indemnifies, defends, protects and holds harmless Assignor and Assignor's employees, partners, directors, officers, affiliates, subsidiaries, shareholders, agents and representatives from any and all liabilities, claims, damages, costs or expenses (including reasonable attorneys' fees) as a result of any obligations and duties of the landlord thereunder which shall arise or be incurred or are related to events occurring from and after the date hereof.

5.	Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

6.	Authority.  Each of the parties signing this Assignment hereby warrants and represents that it has the full legal power, authority and right to execute, deliver and perform the obligations under this Assignment, that this Assignment has been duly authorized by all requisite actions on the part of such warranting party, and that no remaining action or third party action is required to make this Assignment binding upon such party.

7.	Governing Law.  This Assignment shall be construed and enforced in accordance with the laws of the State of California.

8.	Attorneys' Fees.  If either party commences litigation against the other for the specific performance of this Assignment, the interpretation of this Assignment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred. Any attorneys' fees incurred in enforcing any right of indemnity set forth in this Assignment shall be recoverable and deemed to be within the scope of such indemnity and/or this attorneys' fees provision.

9.	Counterparts.  This Assignment may be executed in any number of counterparts, each of which, when so executed and when delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first set forth above.

ASSIGNOR:

OPUS  WEST CORPORATION, a Minnesota
corporation


By:	__________________________________
Thomas W. Robert, President


ASSIGNEE:

PETCO ANIMAL SUPPLIES, INC.,
a Delaware corporation


By:	__________________________________
Name:	__________________________________
Title:
	__________________________________

By:	__________________________________
Name:	__________________________________
Title:
	__________________________________




	SCHEDULE 1

	LEGAL DESCRIPTION OF THE PROPERTY



	[To be completed with final legal description.]



AGREEMENT FOR PAYMENT OF RENT

This Agreement for Payment of Rent ("Agreement"), dated as of November
__, 1997 ("Effective Date"), is made by and between Opus West Corporation, a Minnesota corporation ("Landlord") and Petco Animal Supplies, Inc., a Delaware corporation ("Tenant").

	RECITALS

1. Landlord and Tenant have entered into that certain Lease Agreement
("New Lease"), dated as of November __, 1997, pursuant to which Tenant agreed to lease certain real property identified in Exhibit A to the New Lease ("New Premises").

2. Tenant has an existing lease ("Previous Lease") for that certain property located at 10401 Seventh Street, Rancho Cucamonga ("Previous Premises"), pursuant to which Tenant is obligated to pay rent ("Previous Lease Rent Obligations"). The Previous Lease expires on May 31, 1999 ("Previous Lease Expiration Date").

3. In connection with the New Lease, Landlord and Tenant desire to enter into this separate Agreement pursuant to which Landlord shall reimburse Tenant for certain of Tenant's Previous Lease Rent Obligations, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

OPERATIVE PROVISIONS

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the New Lease.

2. Payment of Rent Obligations. Subject to the conditions precedent set forth in Section 4 below, commencing on the Delivery Date of the New Premises (as defined in the New Lease) and continuing until the earlier of (a) the Previous Lease Expiration Date or (b) the earlier termination of Tenant's obligation to pay the Previous Rent Obligation under the Previous Lease, on the first day of each month Landlord shall make monthly payments to Tenant in the amount of Fifty-Six Thousand Two Hundred One and No/100 Dollars ($56,201.00) ("Landlord's Payment") as an offset to Tenant's Previous Lease Rent Obligations. Landlord's Payment for any partial month shall be prorated based on the number of days within such calendar month and paid with the next Landlord's Payment. In the event that the Landlord fails to timely make any required Landlord's Payment, Tenant may deliver to Landlord a reminder notice ("Reminder Notice"). If Landlord fails to pay the required Landlord's Payment within twenty (20) days of receipt of the Reminder Notice, Tenant shall be entitled to deduct the required Landlord's Payment from Tenants next monthly installment of Basic Rent under the New Lease.

3. Subletting of  Previous Premises.

3.1 Tenant shall use good faith efforts to sublet the Previous
Premises.

3.2 Landlord shall have the right, but not the obligation, to assist Tenant in subletting the Previous Premises. In the event Landlord exercises its right to assist Tenant in subletting the Previous Premises, Tenant shall cooperate in good faith with Landlord in the effort to sublet the Previous Premises.

3.3 In the event all or any portion of the Previous Premises is sublet, Landlord and Tenant shall share equally any monies derived as a result of the sublease.


4. Conditions Precedent. The obligations of Landlord and Tenant contained in this Agreement shall be contingent upon Tenant's prior acceptance of the New Premises from Landlord and delivery to Landlord of the Delivery Date Acknowledgment and Commencement Date Acknowledgment and (b) that there shall not have occurred any event of default by Tenant under the New Lease or this Agreement.

5. Miscellaneous Provisions.

5.1 Successors. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

5.2 Captions and Interpretation. The captions of this Agreement are to assist the parties in reading this Agreement and are not a part of the terms or provisions of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the New Premises with Tenant's expressed or implied permission.

5.3 Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Agreement. This Agreement contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

5.4 Severability. If any covenant, condition, provision, term or agreement of this Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Agreement shall be valid and in force to the fullest extent permitted by law.

5.5 Governing Law. This Agreement shall be governed by the laws of the State of California.

	[Remainder of Page Intentionally Left Blank]

5.6 Counterparts. This Agreement may be executed in counterparts, which when taken together shall constitute a fully executed original.

Landlord and Tenant have signed this Agreement on the dates specified adjacent to their signatures below.



Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation


By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:

	LEASE AGREEMENT

	FORM

	OPUS WEST CORPORATION,
	a Minnesota corporation ("Landlord")





	PETCO ANIMAL SUPPLIES, INC.,
	a Delaware corporation ("Tenant")



	Dated:  November __, 1997









||	TABLE OF CONTENTS

	Page

ARTICLE 1	LEASE OF PREMISES AND LEASE TERM	4
1.1	Premises	4
1.2	Term of Lease	4
1.2.1	Acknowledgment of Commencement Date	4
1.2.2	Early Occupancy	4
1.3	Delivery of Premises	5
1.3.1	Acknowledgment of Delivery Date	5

ARTICLE 2	RENTAL AND OTHER PAYMENTS	5
2.1	Basic Rent	5
2.1.1	Free Rent Periods	5
2.2	Additional Rent	5
2.3	Rental Deposit	6

ARTICLE 3	PAYMENT OF PROPERTY TAXES AND ASSESSMENTS	6
3.1	Payment of Property Taxes	6
3.2	Property Taxes	6
3.3	Tenant's Right to Contest Property Taxes.	6
3.4	Landlord's Right to Contest Property Taxes	7

ARTICLE 4	USE	7
4.1	Permitted Use	7
4.2	Acceptance of Premises	7
4.3	Rules and Regulations	7
4.4	Tenant's Obligations	7
4.5	Condition of Premises	7

ARTICLE 5	HAZARDOUS MATERIALS	8
5.1	Hazardous Materials	8
5.2	Hazardous Materials Laws	8
5.2.1	Federal	8
5.2.2	California	8
5.2.3	Other Laws and Regulations	8
5.2.4	Phase I Environmental Analysis	8
5.3	Compliance with Hazardous Materials Laws	8
5.4	Notice of Actions	9
5.5	Disclosure and Warning Obligations	9
5.6	Tenant Indemnification	9
5.7	Landlord Indemnification	10
5.8	Environmental Audits	10
5.9	Assignment and Subletting	10

ARTICLE 6	SERVICES AND UTILITIES	10

ARTICLE 7	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES	10
7.1	Construction Warranty and Landlord Obligations	10
7.2	Tenant's Maintenance	11
7.3	Tenant's Waiver of Claims Against Landlord	11

ARTICLE 8	CHANGES AND ALTERATIONS	11
8.1	Tenant's Changes and Alterations	11
8.2	Liens	12
8.3	Compliance with Laws	12

ARTICLE 9	RIGHTS RESERVED BY LANDLORD	13
9.1	Landlord's Entry	13
9.2	Landlord's Cure	13

ARTICLE 10	INDEMNITY AND INSURANCE	13
10.1	Tenant's Insurance Obligations	13
10.2	Insurance Coverage	13
10.3	Insurance Provisions	14
10.4	Waiver of Subrogation	14
10.5	Rental Abatement Insurance	14
10.6	Indemnification by Tenant	14
10.7	Indemnification by Landlord	15

ARTICLE 11	ASSIGNMENT AND SUBLETTING	15
11.1	Restriction on Other Transfers	15
11.2	Permitted Transfers	15
11.3	Sublease Requirements.	16
11.4	No Merger	16
11.5	Profits on Transfer	16
11.5.1	Tenant's Profit Statement	16

ARTICLE 12	DAMAGE OR DESTRUCTION	16
12.1	Destruction and Restoration	16
12.2	Application of Insurance Proceeds	16
12.3	Continuance of Tenant's Obligations	16
12.4	Damage or Destruction at End of Lease Term	17
12.5	Waiver of California Statutes	17

ARTICLE 13	CONDEMNATION	17
13.1	Condemnation of Entire Premises	17
13.2	Partial Condemnation/Termination of Lease	17
13.3	Partial Condemnation/Continuation of Lease	17
13.4	Continuance of Obligations	18
13.5	Tenant's Waiver	18

ARTICLE 14	DEFAULTS; REMEDIES	18
14.1	Events of Default	18
14.1.1	Failure to Pay	18
14.1.2	Failure to Perform	18
14.1.3	Other Defaults	18
14.2	Remedies	18
14.3	Right of Landlord to Re-Enter	19
14.4	Cumulative Remedies	19
14.5	Mitigation	19
14.6	Limitation on Remedies	19
14.7	Legal Costs	19
14.8	No Waiver	19
14.9	Waiver by Tenant	20
14.9.1	Delinquent Rental Payments	20

ARTICLE 15	PROTECTION OF CREDITORS	20
15.1	Subordination	20
15.2	Attornment	21
15.3	Estoppel Certificates	21
15.4	Mortgagee Protection Clause	21
15.5	Non-Disturbance	21

ARTICLE 16	TERMINATION OF LEASE	21
16.1	Surrender of Premises	21
16.2	Holding Over	22

ARTICLE 17	RENEWAL OPTIONS	22
17.1	Options to Renew	22
17.1.1	No Event of Default	22
17.1.2	Fair Market Rent	22
17.1.3	Exercise of Renewal Term(s)	22
17.1.4	Determination of Fair Market Rent	22
17.1.5	Arbitration	23

ARTICLE 18	EXPANSION OPTION	23
18.1	Option to Expand	23
18.2	No Event of Default	23
18.3	Exercise of Expansion Option	23
18.4	Expansion Terms	23
18.5	Expansion Space Basic Rent	24
18.6	Free Rent Period	24
18.7	Failure to Exercise Expansion Option	24

ARTICLE 19	MISCELLANEOUS PROVISIONS	24
19.1	Notices	24
19.2	Landlord's Continuing Obligations	25
19.3	Net Lease	25
19.4	Successors	25
19.5	Memorandum of Lease	25
19.6	Captions and Interpretation	25
19.7	Relationship of Parties	25
19.8	Entire Agreement	25
19.9	Severability	25
19.10	Landlord's Limited Liability	25
19.11	Survival	25
19.12	Attorneys' Fees	25
19.13	Broker	26
19.14	Governing Law	26
19.15	Time is of the Essence	26
19.16	Joint and Several Liability	26
19.17	Delivery of Corporate Documents	26
19.18	Tenant's Financial Condition	26
19.19	Provisions are Covenants and Conditions	26
19.20	Business Days	26
19.21	Force Majeure	26
19.22	No Continuous Operation	26
19.23	Waiver of Landlord's Lien	27
19.24	Submission of Lease	27



||

	Lease Agreement

	Summary of Basic Lease Information


10	Lease Date:	November __, 1997

20	Landlord:	Opus West Corporation

30	Address of Landlord	Opus West Management Corporation
for Payment of Rent:	2415 East Camelback Road, Suite 840
Phoenix, AZ  85016-4201
Telephone No.:  (602) 912-8880
Facsimile No.:  (602) 912-8881

40	Address of Landlord	Opus West Corporation
for Notices:	2030 Main Street, Suite 520
Irvine, CA 92614
Attn:  Paul A. Marshall
Telephone No.:  (714) 475-0977
Facsimile No.:  (714) 475-0970

With a copy to:	Opus U.S. Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn: Daniel T. Haug, Esq.
Telephone No.:  (602) 468-7000
Facsimile No.:  (602) 468-7045

With another copy to:	Opus West Corporation
2415 East Camelback Road, Suite 800
Phoenix, AZ  85016-4201
Attn: Mr. Thomas W. Roberts, President
Telephone No.:  (602) 468-7000
Facsimile No.: (602) 468-7045

50	Tenant: 	PETCO Animal Supplies, Inc., a Delaware
corporation

60	Address of Tenant	PETCO Animal Supplies, Inc.
for Notices:	9125 Rehco Road
San Diego, CA 92121-2270
Attn:  Mark Drasin
Telephone No.:  (619) 453-7845
Facsimile No.:  (619) 677-3000


With a copy to:	Leslie Coughlan, Esq.
Attorney at Law
5010 Shoreham Place, Suite 100
San Diego, CA 92122
Telephone No.:  (619) 626-8494
Facsimile No.:  (619) 626-8450

70	Premises	The parcel of land situated in the County of
Riverside, State of California, described on Exhibit "A," together with all Improvements thereon (as defined in Section 1.1).

80	Landlord's	The Landlord's Improvements to be constructed
by Landlord as
Improvements	described in the Work Letter (See Exhibit
"B").

90	Lease Term	Initial Lease Term:  86 months from the
Commencement Date

Renewal Terms: Two (2) Renewal Terms each for five (5) years.


100	Rent:	Basic Rent:

Lease Months:  1-2:

Monthly Rent for Premises:  Basic Rent
is abated for first two (2)
months.  Additional Rent is not
abated.

Lease Months:  3-62:

Monthly Rent for Premises:  $89,991.00
($.2727 per square foot)

Monthly Rent for Expansion Land:
Prior to Expansion Land
Commencement Date:  $4,125 ($.0125
per square foot of the Building)
After Expansion Land Commencement
Date:  Calculated pursuant to
Article 18

Lease Months:  63-86 (and Lease months 87-
122 if Extension Election under Article 18 is exercised):

Monthly Rent for the Premises:
$100,782 ($.3054 per square foot)

Monthly Rent for Expansion Land:
Prior to Expansion Land
Commencement Date:  $4,125 ($.0125
per square foot of the Building)
After Expansion Land Commencement
Date:  Calculated pursuant to
Article 18

Lease Months:  123-146:   (if Extension
Election under Article 18 is exercised):

Monthly Rent for the Premises:
$112,860 ($.3420 per square foot)

Monthly Rent for Expansion Land:
Calculated pursuant to Article 18

Renewal Terms:

Calculated pursuant to Article 17.

The Basic Rent is subject to adjustment
pursuant to the provisions of Section 2.1 and 2.1.1 of this Lease.

The term "Basic Rent" as used in this Lease includes the portion of the rent for the Expansion Land.

Maximum Rate of Interest: Prime plus two percent (2%) per annum. For purposes of this Lease, the term "Prime" shall mean the rate announced from time to time by Bank of America, N.A., as its prime or reference rate. If Bank of America shall cease to use its prime or reference rate, then Landlord shall select the rate of another financial institution to be substituted therefor, which shall be a major money center commercial bank.

Late Charge:  2% of the overdue amount.

110	Use:	General Office and Warehouse Uses ("Permitted
Use")

120	Deposit:	None

130	Rental Deposit:	$196,482.00 applicable to third (3rd) and
fourth (4th) month's Basic Rent.

140	Brokers:  	Landlord's and Tenant's Broker:  Lee &
Associates


150	Exhibits:	The following exhibits are attached hereto and
incorporated into this Lease:

Exhibit "A"	Legal Description of Land
Exhibit "A-1"	Legal Description of Expansion Land
Exhibit "A-2"	Expansion Space
Exhibit "B"	Work Letter
Schedule 1 to Work Letter	Final Plans and Specifications
Exhibit "C"	Preliminary Report
Exhibit "D"	Commencement Date Acknowledgment
Exhibit "E"	Delivery Date Acknowledgment
Exhibit "F"	Subordination, Non-Disturbance and Attornment Agreement




The foregoing Basic Terms are hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Basic Terms shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of a conflict between the Basic Terms and the Lease, the Lease shall prevail.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation


By:
Name:  Thomas W. Roberts
Title:  President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation


By:
Name:
Title:



By:
Name:
Title:

	LEASE AGREEMENT


This Lease Agreement (the "Lease"), which includes the Basic Terms (as hereinafter defined), dated as of November __, 1997 ("Effective Date"), is made by and between Landlord and Tenant.

	ARTICLE 1

	LEASE OF PREMISES AND LEASE TERM

1.1	Premises.  Landlord, for and in consideration of the rents,
covenants and agreements hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to the terms, covenants and conditions hereinafter set forth, all that certain parcel of land situated in the County of Riverside, and State of California delineated on Exhibit "A" attached hereto and incorporated herein ("Land"), together with those certain Landlord's Improvements as defined in the Work Letter attached hereto as Exhibit "B" ("Work Letter") to be constructed by Landlord, including an approximately three hundred thirty thousand (330,000) square foot building ("Building") and all other improvements, machinery, equipment, fixtures and other property (except Tenant's trade fixtures), to be installed or located thereon and all additions, alterations and replacements thereof (collectively "Improvements"). Herein the Land and the Improvements are referred to collectively as the "Premises". Tenant acknowledges that this Lease is subordinate and subject to (a) all liens, encumbrances, deeds of trust, reservations, covenants, conditions, restrictions and other matters affecting the Premises ("Title Matters") (i) in effect on the Effective Date of this Lease as specified in Exhibit "C" attached hereto and incorporated herein ("Preliminary Report") or (ii) approved or deemed approved pursuant to this
Section 1.1, ("Permitted Encumbrances") and (b) any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. In the event that, after the Effective Date any new Title Matters appear of record, such matters shall be subject to the review and approval of Tenant which approval shall not be withheld so long as the new Title Matter does not materially and adversely impair the use or occupancy by Tenant of the Premises for its intended purpose. Tenant shall deliver written notice to Landlord of its approval or disapproval of such Title Matters within ten (10) days after delivery by Landlord to Tenant of such new Title Matter.
 If Tenant fails to respond within such ten (10) day period and Landlord delivers a written reminder notice to Tenant and Tenant fails to respond within five (5) days of the delivery of the written reminder notice, the new Title Matter shall be deemed approved.

1.2	Term of Lease.  The initial term of this Lease ("Initial Term")
shall commence on the Delivery Date (defined in Section 1.3 below) as such date may be extended until (i) the date of Substantial Completion of the Landlord's Improvements (as defined in the Work Letter) ("Commencement Date"); provided Tenant shall be permitted by the City to occupy and use the Premises at such time. The Initial Term shall end on the date which is eighty-six (86) months after the Commencement Date unless sooner terminated pursuant to the terms of this Lease. Any reference to the Term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms of this Lease specified in Article 17. Any reference to Lease Year shall refer to each consecutive twelve (12) month period during the Term commencing on the Commencement Date. For purposes of this Lease, a "Lease Month" shall be defined as those successive calendar month periods beginning with the Commencement Date and continuing through the Initial Term or any Renewal Term of this Lease.

1.2.1	Acknowledgment of Commencement Date.  Tenant shall, within
ten (10) business days of request therefor by Landlord, execute an acknowledgment of the Commencement Date prepared by Landlord in the form of Exhibit "D" attached hereto and incorporated herein ("Commencement Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Commencement Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a written reminder notice. If Tenant fails to respond in writing to the written reminder notice within five (5) days, Landlord may deliver a second written reminder notice. If Tenant fails to respond in writing to the second written reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the fact that the Commencement Date is the date specified in the Commencement Date Acknowledgment.

1.2.2	Early Occupancy.  Tenant shall be entitled to early
occupancy of the Premises thirty (30) days prior to the Commencement Date in accordance with this Section 1.2.2 and the Work Letter. Tenant's early occupancy of the Premises for installation of furniture, fixtures and equipment shall be subject to all the terms and conditions of this Lease, other than the obligation to pay Basic Rent. Early occupancy of the Premises shall not advance the expiration date of this Lease. Landlord shall have the right to charge Tenant for any utility costs incurred as a result of Tenant's early occupancy of the Premises. If during Tenant's early occupancy of the Premises, Tenant desires to have security for the Premises, Tenant shall provide such security at no cost to Landlord.


1.3	Delivery of Premises.  Landlord shall use its commercially
reasonable efforts to deliver the Premises to Tenant on or before August 1, 1998 ("Delivery Date" with Landlord's Improvements) (as defined in the Work Letter) Substantially Completed. If Landlord is unable to deliver the Premises to Tenant by August 1, 1998, then Tenant shall be entitled to receive from Landlord the amount of Five Thousand Dollars ($5,000) per day for the first fifteen (15) days beyond August 1, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and Ten Thousand Dollars ($10,000) per day for the fifteen (15) days beyond August 15, 1998 that Landlord fails to deliver the Premises (subject to force majeure as provided in Section 19.21) and the Delivery Date shall be deemed to have occurred on such later date. If Landlord fails to deliver the Premises on or before September 1, 1998 subject to extension for force majeure as provided in Section 19.21 of this Lease, then Tenant shall, as Tenant's sole and exclusive remedy, have the option to terminate this Lease by delivering written notice ("Termination Note") to Landlord. If Tenant accepts delivery of the Premises, then Tenant shall be deemed to have waived its right to terminate the Lease as provided for under this Section 1.3. Notwithstanding anything herein to the contrary, in the event Landlord tenders possession of the Premises to Tenant in a substantially completed condition during that period of time from October 1, 1998 through and including November 30, 1998 (the "Non-Acceptance Period"), then, Tenant shall have the right not to accept possession of the Premises during such period by notifying Landlord, within five (5) days of the tender of possession of the Premises to Tenant, in which case the Commencement Date shall not occur until December 1, 1998.

1.3.1	Acknowledgment of Delivery Date.  Tenant shall, within ten
(10) business days of request therefor by Landlord, execute an acknowledgment of the Delivery Date prepared by Landlord in the form of Exhibit "E" attached hereto and incorporated herein ("Delivery Date Acknowledgment"), provided, however, that the failure of Tenant to execute such acknowledgment shall not affect any obligation of Tenant hereunder or the Landlord's determination of the Delivery Date. If the Tenant fails to execute and deliver such Commencement Date Acknowledgment or provide written notice of Tenant's disagreement with the contents thereof, then Landlord may deliver a reminder notice. If Tenant fails to respond to the reminder notice within five (5) days, Landlord may deliver a second reminder notice. If Tenant fails to respond to the second reminder notice within five (5) days, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) the Delivery Date is the date specified in the Delivery Date Acknowledgment and (ii) that the Premises were in acceptable condition and were delivered in compliance with all of the requirements of Work Letter.

	ARTICLE 2

	RENTAL AND OTHER PAYMENTS

2.1	Basic Rent.  In consideration of the leasing of the Premises and the construction of the Landlord's Improvements described in the Work Letter, Tenant covenants to pay Landlord in advance, on the first day of each and every calendar month during the Term, at the address of Landlord as specified in Item 3 of the Basic Terms, or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease calculated based upon the amounts specified in Item 10 of the Basic Terms ("Basic Rent"). Upon Substantial Completion (as defined in the Work Letter) of the Landlord's Improvements, Landlord shall deliver to Tenant a certificate from Landlord's architect certifying the square footage of the Premises ("Square Footage Certification") together with a calculation of the Basic Rent. For purposes of calculating the Basic Rent, the Premises shall be measured from the face of the exterior walls. Tenant shall have the right to independently confirm such square footage by an architect certified in the state of California. In the event Tenant's confirmation of such square footage differs from the calculation provided by Landlord, Tenant shall provide notice to Landlord within fifteen (15) days after Landlord's delivery of its Square Footage Certification. Landlord and Tenant shall have fifteen
(15) days after delivery of Tenant's notice to reach agreement on the final measurement of the square footage of the Premises. In the event Landlord and Tenant fail to reach agreement on the square footage of the Premises within such fifteen-day period, then Landlord's architect and Tenant's architect shall together select a third architect whose determination shall be binding on the parties. Such selection shall be made within fifteen (15) days after Landlord and Tenant determine that they cannot reach agreement on the square footage of the Premises. In the event Landlord's architect and Tenant's architect cannot reach agreement on a third architect, then the matter shall be referred to the local office of the American Institute of Architects who shall make such selection. The third architect so selected shall then make a final determination of the square footage within fifteen (15) days of such architect's selection and Landlord shall revise the Square Footage Certification to reflect this final determination. The parties shall each bear the costs of their own architect and shall share the costs equally of any third architect. If the Square Footage Certification differs from the approximate square footage of the Building set forth in Section 1.1 above, then the Basic Rent shall be adjusted to reflect the square footage set forth in the Square Footage Certification.

2.1.1	Free Rent Periods.  During the first two (2) calendar
months of the Initial Term, Basic Rent shall be abated ("Free Rent Period").


2.2	Additional Rent.  Except as otherwise specifically provided in
Section 7.1 of this Lease, the Basic Rent shall be net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent payable under this Lease for each year of the Term of this Lease and that all charges payable by Tenant under this Lease for Property Taxes, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the operation and use of the Premises, and/or the Expansion Land (defined below) (whether or not Tenant has exercised the Expansion Land Option) which may arise or become due during the Term or by reason of events occurring during the Term of this Lease or which relate to the performance by Tenant of all the terms, covenants, conditions and agreements to be performed, paid or observed by Tenant hereunder shall be paid or discharged by Tenant, at Tenant's sole cost and expense. Notwithstanding anything to the contrary, Tenant shall not be responsible for any property management fees or earthquake insurance premiums paid by Landlord during the Term of this Lease. Except as otherwise provided in Section 7.1 or 14.9 of this Lease, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever. All charges payable by Tenant other than Basic Rent, however denoted, are called "Additional Rent."
 Unless this Lease provides otherwise, all Additional Rent shall be paid with the next installment of Basic Rent falling due. Rent for any partial month shall be prorated on the basis of the number of days within such calendar month and paid within ten (10) days of the later of (a) invoice from Landlord or (b) the Commencement Date. Basic Rent and Additional Rent are sometimes collectively referred to as "Rent" or "rent."

2.3	Rental Deposit.  Upon execution of this Lease, Tenant shall
deposit with Landlord the sum specified in the Basic Lease Provisions as the Rental Deposit. The Rental Deposit shall be held by Landlord without obligation or liability for payment of interest thereon as security for the faithful payment of Basic Rent by Tenant, but shall be applicable to the third
(3rd) and fourth (4th) month's Basic Rent payments without offset or deduction therefrom.

	ARTICLE 3

	PAYMENT OF PROPERTY TAXES AND ASSESSMENTS


3.1	Payment of Property Taxes.  Provided Landlord delivers the
Property Tax bill to Tenant (if delivered to Landlord) promptly upon receipt thereof, but no later than twenty (20) days prior to the day on which any fine, penalty, interest or cost may be added thereto for the non-payment thereof, Tenant covenants and agrees to pay during the Term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all Property Taxes (as defined in Section
3.2 below), which become due and payable during the Term of this Lease. Within ten (10) days of written request from Landlord, Tenant shall furnish Landlord with satisfactory evidence that the Property Taxes have been paid.
 If any Property Taxes shall cover any period of time prior to or after the term of this Lease, Tenant's share of such Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect.

3.2	Property Taxes.  "Property Taxes" shall include general real property and improvement taxes, any form of assessment, special assessment or reassessment, license, permit or inspection fee or tax, commercial rental tax (but only to the extent the same is in lieu of some existing Property Taxes), levy, charge, penalty or similar imposition, whatsoever or at all imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or public body, and all other charges or burdens of whatsoever kind and nature incurred in the use, occupancy, ownership, operation, leasing or possession of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen. Property Taxes shall include, without limitation, the following: (i) any tax imposed upon the transaction or based upon a reassessment of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) due to a change in ownership or transfer of all or part of Landlord's interest in the Premises the Land, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option); (ii) any assessments, taxes, fees, levies or charges in addition to, or in substitution, partially or totally, for any items previously included within the definition of Real Property Taxes; (iii) any tax or charge for fire protection, street lighting streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) by any governmental agency; and (iv) capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, now or hereafter imposed. Property Taxes do not, however, include Landlord's state or federal income, franchise, estate or inheritance taxes.


3.3	Tenant's Right to Contest Property Taxes.  Tenant shall have the right at its own expense, and upon prior notice to Landlord, to contest the amount or validity, in whole or in part, of any Property Taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such Property Taxes, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 3.1 hereof, Tenant may defer payment of such Property Taxes if neither the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option)] nor any portion thereof would, by reason of such deferment, be in danger of being forfeited or lost and so long as such deferment will not otherwise materially and adversely impact the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option) or impair the value of the Premises, and/or the Expansion Land (whether or not Tenant has exercised the Expansion Land Option). Upon the termination of any such proceedings, Tenant shall pay the amount of such Property Taxes as finally determined in such proceedings, with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith.
 Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings and Tenant shall reimburse Landlord for all such fees (including reasonable attorney's fees), costs and expenses on demand.

3.4	Landlord's Right to Contest Property Taxes.  In addition to the right of Tenant under Section 3.3 to contest the amount or validity of Property Taxes, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Property Taxes not contested by Tenant. Any such contests by Landlord shall be at Landlord's sole expense; provided, however, that if the amounts payable by Tenant for Property Taxes are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Property Taxes, Tenant shall reimburse Landlord for the costs incurred by Landlord in contesting Property Taxes, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Property Taxes.

	ARTICLE 4

	USE

4.1	Permitted Use.  Tenant may use the Premises only for the Permitted
Use specified in Item 11 of the Basic Terms. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, governmental, quasi-governmental or administrative rule, order, ordinance, requirement or regulation applicable thereto ("Regulatory Requirement"), or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would cause structural injury to the Improvements or cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Landlord represents that the Premises are zoned for the Permitted Use.

4.2	Acceptance of Premises.  Tenant shall accept delivery of the
Premises with Landlord's Improvements, as set forth on Exhibit "B" substantially completed. Within thirty (30) days of Substantial Completion (as defined below) of Landlord's Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to Landlord's Improvements, which list shall be based on whether such items were required by the approved Final Plans and Specifications. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease unless such punch list items preclude Tenant from occupying the Premises as reasonably determined by Tenant. Nothing in this Section 4.2 shall be deemed to diminish any obligation of Landlord under Section 7.1. Tenant acknowledges, that except as specifically provided in this Lease and the Work Letter, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Tenant shall comply with the Permitted Encumbrances.

4.3	Rules and Regulations.  Tenant shall comply with all rules and regulations adopted by Landlord from time to time for the Project; provided that such rules and regulations are applied in a non-discriminatory manner, and do not adversely affect Tenant's hours of operation or otherwise adversely affect the operation of Tenant's business. In the event of any conflict between such rules and regulations and the provisions of this Lease, this Lease shall prevail.

4.4	Tenant's Obligations.  Tenant shall obtain and pay for all
permits, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable Regulatory Requirements regulating the particular type of use by Tenant of the Premises, including, without limitation, the Occupational Health and Safety Act and the Americans with Disabilities Act


4.5	Condition of Premises.  Landlord shall deliver the Premises to
Tenant clean and free of debris on the Commencement Date, with Landlord's Improvements Substantially Completed as provided in the Work Letter and, except as disclosed in the Phase 1 Report, (defined below), the improvements constructed by Landlord as Landlord's Improvements shall, as of the Commencement Date, not contain Hazardous Materials (defined below) in violation of any of the Hazardous Materials Laws (defined below).

	ARTICLE 5

	HAZARDOUS MATERIALS

5.1	Hazardous Materials.  The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed in Section 5.2, and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the statutes or regulations in Section 5.2. Hazardous Materials shall also mean any and all other similar terms defined in other federal, state and local laws, statutes, regulations, orders or rules, and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste, and (viii) infectious waste.

5.2	Hazardous Materials Laws.  The term "Hazardous Materials Law(s)"
shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials, including without limitation the following statutes and regulations, and any other legal authority, regulations, or policies relating to or implementing such statutes and regulations:

5.2.1	Federal.  Comprehensive Environmental Response,
Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ' 9601 et seq.; Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ' 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C. ' 1251
et seq.; Clean Air Act ("CAA"), 42 U.S.C. ' 78401 et seq.; Toxic Substances Control Act ("TSCA"), 15 U.S.C. ' 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. ' 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ' 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

5.2.2	California.  Carpenter-Presley-Tanner Hazardous Substance
Account Act ("California Superfund"), Cal. Health & Safety Code ' 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code ' 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code ' 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code
' 25249.5 et seq.; Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code ' 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code ' 28740 et seq.; Air Resources Law, Cal. Health & Safety Code ' 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code '' 25500-25541; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code '' 25208-25208.17;

5.2.3	Other Laws and Regulations.  All other regulations
promulgated pursuant to said foregoing laws or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution date of this Lease.

5.2.4	Phase I Environmental Analysis. Landlord has delivered to
Tenant two (2) Phase I Environmental Analysis Reports ("Phase 1 Reports") covering the Premises, and the Expansion Land, respectively and Tenant acknowledges that this shall be deemed satisfaction of any obligation on the part of Landlord to disclose any and all Hazardous Materials on or relating to the Premises, and the Expansion Land as required hereunder or by any Hazardous Materials Laws.


5.3	Compliance with Hazardous Materials Laws.  Tenant shall not cause or knowingly and intentionally permit any Hazardous Materials to be brought upon, kept, or used in connection with the Premises or by Tenant, its agents, employees or contractors in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including, without limitation, the Hazardous Materials Laws.
Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials brought thereon by Tenant, its agents, employees, or contractors. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises and/or the Expansion Land by Tenant or Tenant's agents, employees, or contractors ("Tenant's Agents") and Tenant shall cause any and all said Hazardous Materials to be removed from the Premises and/or the Expansion Land and transported in accordance with and in compliance with all Hazardous Materials Laws. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials that are brought upon, knowingly and intentionally permitted to be brought upon, kept, or used in connection with the Premises by Tenant or Tenant's Agents, in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall at its own expense, cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term of this Lease by Tenant or Tenant's Agents) to be removed from the Premises and/or the Expansion Land and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises and/or the Expansion Land or in any Improvements situated on the Land and/or the Expansion Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Premises or the Improvements on the Land and/or the Expansion Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

5.4	Notice of Actions.  Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any written claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any written reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all written claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises and/or the Expansion Land. All such manifests shall list the Tenant or its agent as a responsible party only if such Hazardous Materials were caused or knowingly and intentionally permitted to be brought upon the Premises or Expansion Land by Tenant, its agent, employees, or contractors, and in such case shall not attribute responsibility for any such Hazardous Materials to Landlord.

5.5	Disclosure and Warning Obligations.  Tenant shall also comply with all laws, ordinances and regulations regarding warning obligations with respect to the presence or danger of Hazardous Materials or as otherwise may be required by law (to the extent Tenant has knowledge thereof). Tenant acknowledges and agrees that it will promptly notify Landlord prior to reporting to any governmental or quasi-governmental agencies any matters relating to Hazardous Materials and Landlord shall have the right to review such reports. So long as Tenant will not be in violation of any laws requiring Tenant to make such reports, Landlord shall have the right to assume control over the making of such reports to the applicable governmental or quasi-governmental agencies. Tenant further agrees to cooperate with Landlord in complying with all Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, with limitation, all notices or other requirements under California Health and Safety Code Section 25919 et seq., and 25249.5 et seq. and California Code of Regulations Section 12000 et seq. Notwithstanding the foregoing, Tenant shall prior to delivering any notices required by this Section 5.5 to any governmental entity or agency, deliver written notice to Landlord of the same so as to afford Landlord opportunity to take over such obligation if Landlord so desires.

5.6	Tenant Indemnification.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively "Landlord's Indemnitees") free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) ("Claims") to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Tenant, Tenant's agents, employees, or contractors in, on, under, upon or from the Premises and/or the Expansion Land or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises and/or the Expansion Land to the extent caused by Tenant.


5.7	Landlord Indemnification.  Landlord shall indemnify, defend (with legal counsel reasonable acceptable to Tenant) and hold Tenant and Tenant's officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively, "Tenant's Indemnitees") free and harmless from and against any and all Claims to the extent arising or resulting in whole or in part from the presence or discharge of Hazardous Materials to the extent such Hazardous Materials are in excess of legally permissible amounts under the Hazardous Materials Laws by Landlord, or its employees, agents or contractors in, on, under, upon or for the Premises and/or the Expansion Land or the Improvements thereon or from the transportation or disposal of Hazardous Materials by Landlord or its employees, agents, or contractors. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises and/or the Expansion Land or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease and any costs and fees incurred in the enforcement of the indemnity action.
 In addition, with respect to any Hazardous Materials that are in excess of the legally permissible amounts under the Hazardous Materials Laws that were on the Land and/or the Expansion Land at the time that the Phase 1 Reports were issued and which were not disclosed by the Phase 1 Reports ("Pre-existing Hazardous Materials"), Landlord agrees to remediate such Pre-existing Hazardous Materials if, as and when required by a governmental agency to the extent required by such governmental agency. Landlord further agrees to indemnify and hold Tenant harmless from any fines, penalties or other fees imposed against Tenant by such governmental agency as a result of such Pre-exiting Hazardous Materials. Notwithstanding the foregoing, nothing in this
Section 5.7 shall be deemed to impose any obligation or liability on Landlord for remediation, indemnification or payment of any fines, penalties or other fees if the same would not have been imposed but for some act or omission of Tenant.

5.8	Environmental Audits.  Landlord shall have the right, at any time during the term of this Lease, to conduct an environmental audit. If Landlord conducts such an audit, it shall be at Landlord's sole cost and expense, except that if said audit discloses the presence of Hazardous Materials on the Premises, or the Expansion Land in violation of Tenant's obligations under this Article 5, then the cost of such audit shall be borne by Tenant. If the audit confirms the presence of Hazardous Materials in on or under the Premises, or the Expansion Land or the groundwater thereunder in violation of Tenant obligations under this Article 5, Landlord shall have the right to require Tenant to immediately commence all necessary remediation, abatement, removal and cleanup actions to return the Premises, and/or the Expansion Land and any other property of whatever nature to their condition existing prior to the appearance of Hazardous Materials. Any plan of remediation, abatement, removal and cleanup shall be subject to the prior approval of Landlord, in its sole discretion. Except as specified above, Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises, and/or the Expansion Land without obtaining Landlord's advance written consent.

5.9	Assignment and Subletting.  If (i) any anticipated use of the
Premises by any proposed assignee or sublessee involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental activity in connection with the use, disposal, or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

	ARTICLE 6

	SERVICES AND UTILITIES

During the Term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description (including, without limitation, charges imposed by any utility company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises) for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services and any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary, and requested by Tenant, to provide the Premises with adequate utility services. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit Landlord's obligations to complete Landlord's Improvements pursuant to the terms of the Work Letter.

	ARTICLE 7

	MAINTENANCE, REPAIR AND ALTERATION OF PREMISES


7.1	Construction Warranty and Landlord Obligations.  Except to the
extent caused by Tenant's specific use of the Premises or the negligent acts or intentional misconduct of Tenant, its agents, employees, or contractors, or as otherwise provided under this Lease, Landlord shall repair and maintain in good order, condition and repair the foundation, exterior walls and structural portions of the roof of the Building ("Structural Portions of the Building"). However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass, surfaces of exterior walls, or the membrane or other nonstructural elements of the roof and the same shall not be deemed to be included within the definition of the Structural Portions of the Premises Building. Landlord warrants, as Landlord's sole and exclusive warranty concerning the Landlord's Improvements and the Improvements (including the HVAC System), the Landlord's Improvements and the Improvements (including the HVAC System) against defective workmanship and/or materials for a period of one (1) year from the date of Substantial Completion (as defined in the Work Letter) of Landlord's Improvements and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said one-year period, and performance of such one-year warranty shall be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials, and Tenant's rights to enforce such one-year warranty shall be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. Landlord covenants that it will obtain, as part of the costs of the Landlord's Improvements, a ten (10) year roof warranty. Landlord shall assign to Tenant, to the extent permitted under any such warranties provided to Landlord, on a non-exclusive basis, all rights Landlord may have under any warranties provided by contractors or subcontractors. From and after the expiration of the one-year warranty of Landlord against defective workmanship and materials, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen or any service contracts that guarantee or warrant against defective workmanship or materials or provide service or repair for a period of time in excess of the one-year period described above.
 Notwithstanding anything to the contrary, Landlord, at Landlord's sole cost and expense, shall be solely responsible for repairing latent structural defects in the Structural Portions of the Building during the Initial Term and any Renewal Terms (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). During the Initial Term, Tenant shall be responsible for annual roof inspections and clean out of gutters and down spouts and Landlord shall be responsible for all other related maintenance of the roof structure (exclusive of the roof membrane) including all roof leaks during the first five (5) years of Initial Lease Term (provided that if Tenant has penetrated, attached any item to, or otherwise damaged the same, Landlord shall not be responsible for, nor shall Landlord remedy, any defects attributable to such actions or conditions). Thereafter, Tenant's exposure shall be capped at Five Thousand Dollars ($5,000.00) annually inclusive of inspections and clean out of gutters and down spouts.

7.2	Tenant's Maintenance.  Except as otherwise expressly provided in this Lease, Tenant, at its sole cost and expense, throughout the Term of this Lease, including the warranty period specified in Section 7.1 above, whether Tenant is occupying or has vacated the Premises), shall take good care of the Premises (including the Landlord's Improvements any improvements hereafter erected or installed on the Land), and shall keep the same in at least the same order, condition and repair (including interior repainting and refurnishing, as needed), as when received and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this
Article 7, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description, including, without limitation, any repairs, replacements, renewals, alterations and additions required by any governmental law, ordinance or regulations now or hereafter enacted relating to the Premises. All repairs made by Tenant shall be at least equal in quality, workmanship and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted.

7.3	Tenant's Waiver of Claims Against Landlord.  Except as otherwise specifically provided in this Lease or the Work Letter or this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Premises or any improvements hereafter erected thereon.

	ARTICLE 8

	CHANGES AND ALTERATIONS


8.1	Tenant's Changes and Alterations.  Tenant shall not make any alterations, additions or improvements ("Alterations") to the Property, without Landlord's prior written consent, which shall not be unreasonably withheld, except for non structural alterations in the interior of the Building that do not affect the Structural Portions of the Building or exterior of the Building ("Permitted Alterations"). All Alterations shall be done promptly and in a good and workmanlike manner and in compliance with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are located, or any other body exercising similar functions. All such Alterations which affect the Structural Portions of the Building or the exterior of the Building ("Structural or Exterior Alterations") shall be performed by a contractor approved by Landlord, in its reasonable discretion. If required by Landlord, Tenant shall provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord in connection with any Structural or Exterior Alterations. Tenant shall promptly remove any Alterations constructed in violation of this Section upon Landlord's written request. All permanent Alterations (i.e. other than Tenant's movable trade fixtures and equipment), including the Permitted Alterations made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the Term of this Lease. Prior to commencement of the Alterations, Tenant shall deliver Builder's All Risk Insurance, in an amount acceptable to Landlord, in conformance with the requirements of Article 10 of this Lease. Notwithstanding anything to the contrary set forth herein, Tenant agrees, at Tenant's sole cost and expense, and within ten (10) days request therefor by Landlord at the end of the Lease Term or earlier termination thereof, to remove any of the following types of Permitted Alterations and repair the Premises where such Permitted Alterations were situated to the same or better condition than existed prior to Tenant installation of said Permitted Alterations: racking, Permitted Alterations to create manufacturing and/or office space, drop ceilings, mezzanines, and demising walls. To the extent Tenant removes any other Alterations, Tenant shall also, within ten (10) days of removal thereof, restore the Premises to the condition that existed prior to Tenant's installation of such Alterations.

8.2	Liens.  Tenant shall keep the Premises free from any mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not released of record by payment or posting of a proper bond within thirty (30) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien or posting security to cause the discharge of such lien, in which event all amounts paid by Landlord shall immediately be due and payable by Tenant as Additional Rent. Tenant hereby indemnifies, protects, defends and holds Landlord and Landlord's Indemnitees and the Premises harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses and attorneys' fees incurred in enforcing of this indemnity), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant shall notify Landlord in writing fifteen (15) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises. Tenant shall not create, and shall within thirty (30) days discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof.

8.3	Compliance with Laws.  Landlord warrants, that provided that the
Tenant Work, and any subsequent Alterations, is in compliance with all present laws, codes, regulations and ordinances, upon completion of Landlord's Improvements, the utilities, including without limitation the HVAC, (as hereinafter defined), the structural portions, the interior and the exterior of the Premises will meet with all laws, codes, regulations and ordinances in effect at the time the Premises is delivered by Landlord to Tenant and will be in good working condition and order (except for punch-list items). If, at any time, the Premises or such utilities do not meet with such laws, codes, regulations and ordinances as required by regulations of governing authorities (other than as a result of Tenant's negligent acts or the failure of Tenant Work or Tenant's Alterations to comply with such laws, codes, regulations and ordinances), then, except for work that is specifically required as a result of the business operation being conducted by Tenant, the Premises will be brought up to the proper standards at Landlord's expense. Landlord's receipt of all governmental permits required for initial occupancy shall be deemed satisfaction of the foregoing representations and obligations. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority if the Premises fails to meet codes and regulations of governmental authorities during the Term of this Lease, other than as a result of the failure of the Tenant Work or Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities. Tenant shall be responsible for paying any and all fines or penalties for the failure of the Tenant Work and Alterations and/or improvements made by Tenant to comply with all laws, codes, regulations and ordinances as required by regulations of governing authorities during the Term of this Lease and shall cause the Tenant Work and any Alterations and/or improvements made by Tenant to be brought up to the proper standards at Tenant's expenses.


	ARTICLE 9

	RIGHTS RESERVED BY LANDLORD

9.1	Landlord's Entry.  In addition to any other right of entry
provided to Landlord in this Lease, Landlord reserves the right, at all reasonable times and upon twenty-four (24) hours prior notice to Tenant except in case of emergency when no notice shall be required (but Landlord will use reasonable efforts to give prior or contemporaneous notice), to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (provided that Landlord shall only show the Premises to prospective tenants during the last (6) six months of the Lease
Term); (iii) post notices of non-responsibility or other notices as may be customary in the State of California; (iv) for performance of any of Landlord's repair and/or maintenance rights or obligations; or (v) to exercise any other rights, obligations or remedies that Landlord may have under this Lease. Landlord and its authorized representatives may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of any emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof.

9.2	Landlord's Cure.  If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable periods provided in Article 14, Landlord upon twenty (20) days prior notice to Tenant (except in emergency in which case no notice shall be required) may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within twenty (20) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults. If there are any outstanding monetary obligations of Tenant under this Lease attributable to the period prior to the expiration or termination of this Lease, such obligations shall survive the termination or expiration of this Lease and such amount shall be payable to Landlord within ten (10) days after receipt of notice therefor from Landlord.

	ARTICLE 10

	INDEMNITY AND INSURANCE


10.1	Tenant's Insurance Obligations.  Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease, commencing with the earlier to occur of
(a) Commencement Date or (b) the date Tenant first occupies the Premises, policies of insurance covering the Improvements constructed, installed or located on the Premises naming the Landlord, as an additional insured, against
(a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement," including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for damage by earthquake if requested by Landlord (provided that Landlord shall reimburse Tenant for the cost of insurance allocable to earthquake coverage); (d) loss from so-called explosion, collapse and underground hazards; and (e) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements other than loss for flood. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements exclusive of excavations, foundations and footings "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. Prior to occupancy of the Premises, Tenant shall deliver to Landlord a copy of such insurance policy.

10.2	Insurance Coverage.  During the Term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect comprehensive general liability insurance or commercial liability insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under this Lease.


The insurance set forth in this Section 10.2 shall be maintained by Tenant at not less than the limits set forth herein. To the extent it is customary in the marketplace for insurance limits to be higher than those specified in this Section 10.2, such limits may be increased, upon written notice from Landlord to Tenant, at the end of each five (5) year period during which this Lease is in effect ("Adjustment Date") based upon increases (if any) in the Index (defined below). The most recent Index in publication prior to the Commencement Date shall be the "Base Index." On each Adjustment Date, the insurance limits shall be increased by the percentage equal to the percentage increase (if any) in the most recent Index in publication prior to the Adjustment Date ("Comparison Index") over the Base Index. The term "Index" as used in this Lease shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim Average Subgroup "All Items," (1982-84 = 100). If the 1982-84 base of the Index should hereafter be changed, then the new base shall be converted to the 1982-84 base and the base as so converted shall be used. If at any time the Index should not exist in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics, or successor or similar governmental agency, as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto.

10.3	Insurance Provisions.  All policies of insurance required by this
Article shall provide that the proceeds thereof shall be payable to Tenant and Landlord as their interests appear, and if Landlord so requests shall also be payable to any contract purchaser of the Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Premises, or any portion thereof, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below). Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 10.1 hereof, unless Landlord is named therein too as an additional insured with loss payable as in said Section 10.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Any such insurance obtained and maintained by Tenant shall name Landlord, and, if requested by Landlord, Landlord's mortgagee, as an additional insured therein, provided that any such mortgagee has provided Tenant with the Non-Disturbance Agreement (defined below), and such insurance shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in California.
Each policy required under this Article 10 shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant and an "agreed value" endorsement. All policies of insurance, together with any endorsements reflecting the changes to the policy required to comply with this Lease, shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the Term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy Term. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant after five
(5) days' written notice, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after delivery to Tenant of bills therefor.

10.4	Waiver of Subrogation.  Tenant shall cause to be inserted in the policy or policies of insurance required by this Article 10 hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Each party hereby waives, releases and discharges the other party, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article 10 notwithstanding that such loss, claim, expense or damage may have been caused by such other party, its agents or employees, and each party agrees to look to the insurance coverage only in the event of such loss.

10.5	Rental Abatement Insurance.  Landlord may maintain insurance coverage (including loss of use and rental abatement coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or any other casualties or causes for such amount as Landlord may desire. Tenant shall reimburse Landlord for the actual and commercially reasonable costs of such rental abatement insurance, covering a period not to exceed eighteen (18) months, on an annual basis. Tenant shall pay such amounts to Landlord as Additional Rent, no later than thirty (30) days after receipt of a statement therefor from Landlord. Landlord shall have the right to require payments on a semi-annual or annual basis. The failure of Landlord to deliver a statement for such charges shall not constitute a waiver of Landlord's rights to collect such amounts if delivered within six (6) months.
 Tenant shall have the right, upon at least six (6) months prior notice, to elect to carry its own business interruption or rental abatement insurance, in amounts reasonably acceptable to Landlord and which satisfy the requirements set forth in Section 10.3 and this Section 10.5 of this Lease.
 In such case, Landlord shall cancel the rental abatement insurance. Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.


10.6	Indemnification by Tenant.  To the fullest extent allowed by law,
Tenant shall at all times indemnify, protect, defend with legal counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's shareholders, officers, directors, partners, employees, lender, managing agent, successors and/or assigns (collectively, "Landlord's Indemnities") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any occurrence in, upon or about the Premises or the occupancy or use by Tenant of the Premises, or the condition of the Premises to the extent caused by any act or omission of Tenant, its agents, contractors, servants, tenants, invitees (i.e. persons directed or requested by Tenant to enter the Premises) or licensees (collectively "Tenant's Agents") or arising from any act or negligence of Tenant or Tenant's Agents, or a default by Tenant under this Lease or, to the extent covered by insurance Tenant is required to carry under this Lease, arising from any accident, injury or damage whatsoever caused to any person, or entity occurring during the Term of this Lease, in or about the Premises, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon. Notwithstanding the foregoing, Tenant shall not have any liability hereunder or otherwise with respect to any claim, cost, liability, action or damage caused by the negligence or wilful misconduct of Landlord or any of Landlord's Indemnitees or Landlord's Agents or any material default by Landlord under this Lease. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

10.7	Indemnification by Landlord.  To the fullest extent allowed by law, Landlord shall at all times indemnify, protect, defend (with legal counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's shareholders, officers, directors, partners, employees, affiliates, successors and/or assigns (collectively, "Tenant's Indemnitees") harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs and costs related to the enforcement of this indemnity provision) arising from or out of any negligence or wilful misconduct by Landlord or any of the Landlord's Indemnities or Landlord's Agents, in, on, or about the Premises or any breach by Landlord of its obligations under this Lease, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; provided, however, that in no event shall Landlord be obligated to indemnify, defend and hold Tenant or any of Tenant's Indemnitees or Tenant's Agents harmless to the extent of any claims, costs, liabilities, actions or damages arising from or out of, or occasioned in whole or in part by, the negligence or wilful misconduct of Tenant, Tenant's Indemnitees or Tenant's Agents or any material default by Tenant under this Lease. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant. Landlord shall cause the obligations under this Section 10.7 to be covered under Landlords policy of commercial general liability insurance.

	ARTICLE 11

	ASSIGNMENT AND SUBLETTING

11.1	Restriction on Other Transfers.  Except as specifically permitted in Section 11.2 below, Tenant shall not assign, sublease, mortgage, pledge, transfer, or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof ("Transfer"), without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord fails to respond to any request by Tenant for Landlord's consent or approval within twenty (20) days of such request, Tenant shall provide Landlord with a second written request. If Landlord fails to respond to such second written request within ten (10) days of Landlord's receipt thereof, Landlord shall be deemed to have consented to such Transfer; provided that such second written request specifically states that Landlord's failure to respond within ten (10) days shall be deemed consent under this Section 11.1 of this Lease. No Transfer shall release Tenant from its liability under this Lease. Tenant acknowledges and agrees that this covenant and agreement is a material inducement to the decision of Landlord to lease the Premises to Tenant and that Landlord may use its sole and absolute discretion hereunder. Landlord shall have the right to withhold consent to any sublessee in the event any of the conditions set forth in
Section 5.8 of this Lease apply.

11.2	Permitted Transfers.  Notwithstanding the provisions of
Section 11.1, Tenant shall have the right, without Landlord's prior consent, to Transfer all or any portion of the Premises to a related entity or affiliate of Tenant. Tenant may also Transfer the lease to any successor entity, whether by merger, consolidation or otherwise, and to any entity that purchases all or substantially all of Tenant's assets. Finally Tenant shall be permitted to assign or sublease to an Affiliate (as hereinafter defined) of Tenant. The foregoing Transfers described in this Section 11.2 are referred to as "Permitted Transfers." No such Permitted Transfer shall require Landlord's prior approval or consent, provided that Tenant shall provide to Landlord written notice of the Transfer, within a reasonable time thereafter, including the name of the transferee and the terms of the Transfer, and an agreement executed by the transferee acceptable to and in favor of Landlord whereby the transferee agrees to assume Tenant's obligations under this Lease. No such Permitted Transfer shall release Tenant from its liability under this Lease. As used herein, the term "Affiliate" shall mean any person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the person in question, which, in the case of a person which is a partnership, shall include each of the partners thereof and each of their Affiliates. The term "control," as used in the immediately preceding sentence, means, with respect to a person that is a corporation, the right to exercise, directly or indirectly, more than twenty percent (20%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person.

11.3	Sublease Requirements.  Any sublease permitted under this Article
11 shall contain provisions to the effect that, except as may otherwise be specifically agreed to by Landlord in writing, (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) Tenant shall continue to be and remain liable under the Lease. In the case of a sublease, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such sublease, which sublease shall be in form and content reasonably acceptable to Landlord.

11.4	No Merger.  No merger shall result from Tenant's sublease of the
Premises under this Article 11, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

11.5	Profits on Transfer.  In the event that Tenant shall make a
permitted Transfer hereunder of all or any portion of the Premises (the "Transfer Space"), then the following shall apply: Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installment of Basic Rent required hereunder, fifty percent (50%) of the "Profit" payable by the Transferee pursuant to the terms reserved in the Transfer agreement, assignment or sublease. For purposes of this Section 11.5, "Profit" shall mean all rent and other amounts paid or payable by the Transferee to Tenant pursuant to the terms of the Transfer which are in excess of the applicable Basic Rent and Additional Rent (if the obligation to pay Additional Rent is not passed through to or assumed by the Transferee under this Lease) after deducting therefrom Tenant's actual and reasonable costs incurred in connection with the Transfer, including but not limited to reasonable real estate commissions, costs of renovations or improvements, reasonable tenant improvement allowances, reasonable attorneys fees and reasonable rent concessions.

11.5.1	Tenant's Profit Statement.  Tenant shall and hereby agrees
that it will furnish to Landlord upon written request from Landlord a complete statement, setting forth in detail the computation of all profit derived and to be derived from such assignment or sublease, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access, at all reasonable times (at Tenant's Southern California office) upon ten (10) business days advance notice, not to exceed more than one (1) time per year per Transfer, to the books, records and papers of Tenant relating directly to any such assignment or subletting.

	ARTICLE 12

	DAMAGE OR DESTRUCTION


12.1	Destruction and Restoration.  Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date by fire or otherwise, Tenant at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same ("Restoration") as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations as may be reasonably acceptable to Tenant or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. The Restoration shall be carried on and completed in accordance with the provisions and conditions of this Lease. All insurance proceeds shall be held by Landlord and Tenant as co-trustee. If the insurance moneys in the hands of Landlord and Tenant as co-trustees shall be deemed to be insufficient by Landlord to pay the entire costs of the Restoration, Tenant agrees, only to the extent Tenant failed to maintain the insurance Tenant is required to maintain under this Lease, to pay any deficiency promptly upon demand that would have been paid by the insurance company had Tenant maintained the required insurance.

12.2	Application of Insurance Proceeds.  All insurance moneys recovered by Landlord or Tenant shall be held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses, in accordance with requirements imposed by Landlord or any mortgagee of record, provided that any such mortgagee has theretofore or concurrently provided, Tenant with the Non-Disturbance Agreement (defined below). Tenant shall furnish Landlord at the time of any such payment with lien releases and evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration.

12.3	Continuance of Tenant's Obligations.  No destruction of or damage to the Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.


12.4	Damage or Destruction at End of Lease Term.  In the event the damage or destruction occurs during the last eighteen (18) months of the Lease Term, then, notwithstanding the provisions of Section 12.1 and 12.2, Tenant shall not be obligated to complete such Restoration so long as Tenant assigns to Landlord all insurance proceeds except those amortized and allocable to Tenant's Work (as defined in the Work Letter) (including the amount of any deductibles and any other amounts necessary) so that Landlord can complete such Restoration.

12.5	Waiver of California Statutes.  Tenant waives the protection of any statute, code or judicial decision which grants a Tenant the right to terminate a lease in the event of damage or destruction of the Premises, including, but not limited to, the provisions of Sections 1932(2) and 1933(4) of the Civil Code or any successor statute or law. Tenant agrees that the provisions of this Article shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises. Notwithstanding the foregoing, Basic Rent and Additional Rent shall be abated proportionately during any period of repair under this Article for a period not to exceed eighteen (18) months; provided that Tenant has complied with the requirements of Section 10.5.

	ARTICLE 13

	CONDEMNATION

13.1	Condemnation of Entire Premises.  If, during the Term of this
Lease, the entire Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease shall terminate on the date of vesting of title pursuant to such Proceedings. In any taking of the Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Premises or damage to the Improvements, except as otherwise provided for in Section 13.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

13.2	Partial Condemnation/Termination of Lease.  If, during the Term of this Lease, less than the entire Premises, but more than ten percent (10%) of the floor area of the Building, or more than fifteen percent (15%) of the land area of the Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Premises so taken, and Tenant shall have the right to terminate this Lease if the business of Tenant conducted in the portion of the Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Premises and Tenant cannot construct or secure substantially similar space to the space so taken, on the Premises.
 Such termination as to the remainder of the Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination.

13.3	Partial Condemnation/Continuation of Lease.  If ten percent (10%), or less, of the floor area of the Building, or fifteen percent (15%), or less, of the Land, shall be taken in such Proceedings, or if more than ten percent (10%) of the floor area of the Building or more than fifteen percent (15%) of the Land is taken (but less than the entire Premises), and this Lease is not terminated as in Section 13.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken. The net amount of the award (after deduction of all costs and expenses, including attorneys' fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings is insufficient to pay all costs of such restoration work, Landlord may elect to either (a) terminate the Lease in accordance with the provisions of Section 13.1 or (b) continue the Lease and restore that portion of the Improvements on the Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. If Landlord elects to terminate the Lease under this Section 13.3, Landlord shall deliver to Tenant written notice of Landlord's election to terminate along with an estimate of the amount of the deficiency between the costs of complete restoration and the award ("Deficiency Amount"), Tenant may continue the Lease in effect by delivery written notice to Landlord, within fifteen (15) days of receipt of Landlord's termination notice, of its election to continue the Lease and pay the Deficiency Amount. If Tenant elects to continue the Lease, Tenant shall deliver to Landlord and Tenant as co-trustees the Deficiency Amount within fifteen (15) days of written request by Landlord. If the Premises are restored, the award amounts shall be disbursed in accordance with the same requirements set forth in Section 12.2 of this Lease. If the Lease is terminated, the award amounts shall be disbursed in accordance with Section 13.1.

13.4	Continuance of Obligations.  In the event this Lease is not
terminated, then from and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as may be mutually agreed upon by Tenant and Landlord.

13.5	Tenant's Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants Tenant a right to any compensation other than that set forth in this Article in the event of a taking, including, but not limited to, California Code of Civil Procedure Section 1265.150 or any successor statute or law.

	ARTICLE 14

	DEFAULTS; REMEDIES

14.1	Events of Default.  The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

14.1.1	Failure to Pay.  If Tenant fails to pay such Rent or such
charge as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant.

14.1.2	Failure to Perform.  If Tenant fails to perform any of
Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion.

14.1.3	Other Defaults.  (i) If Tenant makes a general assignment
or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

14.2	Remedies.  On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without any additional notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)	Terminate Tenant's right to possession of the Property
at any time by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord.
 In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Basic Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonable avoided; and (iv) any other amount, including court costs necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Maximum Rate of Interest set forth in Item 10 of the Basic Terms. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 14.1.5(a), or (ii) proceeding under Paragraph 14.1.5(b) or (c);

(b)	Maintain Tenant's right to possession, in which case
this Lease shall continue in effect whether or not Tenant has abandoned the Property. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. This remedy is intended to and is hereby declared to be that described in California Civil Code Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from reletting. No act by Landlord allowed by this
Section 14.2(b) will terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the Premises as provided in this Section 14.2(b), Rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; (ii) second, all costs, including for maintenance, incurred by Landlord in reletting; and (iii) third, Rent due and unpaid under the Lease. After deducting the payments referred to in this
Section 14.2(b), any sum remaining from the Rent Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant will pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, Landlord incurred in reletting which remain after applying the Rent received from the reletting; and/or

(c)	Pursue any other remedy now or hereafter available to
Landlord under the laws or judicial decisions of the state in which the Property is located.

14.3	Right of Landlord to Re-Enter.  In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

14.4	Cumulative Remedies.  Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

14.5	Mitigation.  Landlord shall have the obligation to use all
reasonable efforts to mitigate any loss or damages suffered by Landlord on account of any default by Tenant.

14.6	Limitation on Remedies.  Notwithstanding anything to the contrary in this Article 14, Landlord shall not be permitted to accelerate the payment of Rent for the remainder of the Lease Term unless there has been a monetary default by Tenant for over 60 days. Except as otherwise specifically provided in this Lease, neither Landlord nor Tenant shall not be entitled to recover consequential and/or punitive damages from the other as a result of the breach of this Lease.

14.7	Legal Costs.  Each party shall reimburse the other party, upon demand, for any reasonable costs or expenses incurred by such other party in connection with any actual breach or default of the non-performing party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify, protect, defend and hold Landlord harmless from all costs, expenses, demands and liability (including, without limitation, attorneys' fees and costs, including attorneys fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant (other than against Landlord), or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant;
(b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.


14.8	No Waiver.  No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any default of either party herein shall be implied from any omission by the other party to take any action on account of such default. One or more waivers by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

14.9	Waiver by Tenant.  Tenant hereby waives all claims by Landlord's re-entering and taking possession of the Premises and removing and storing the property of Tenant as permitted under this Article 14 and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord. If Landlord fails to perform any of Landlord's obligations under this Lease, which failure continues for more than fifteen (15) days after Tenant's delivery of written notice to Landlord specifying such failure, or if such failure is of a nature that it requires more than fifteen (15) days to remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure withing such fifteen (15) day period and diligently pursued such efforts to complete such cure), Tenant may deliver a reminder notice ("Reminder Notice"). If Landlord fails to commence to cure such failure within fifteen (15) days of receipt of Tenant's Reminder Notice and diligently pursue the same to completion, then Tenant may incur reasonable expenses necessary to perform the obligation of Landlord specified in such notice and invoice Landlord therefor. If Landlord fails to reimburse Tenant within fifteen (15) days following receipt of such invoice, then Tenant may deliver a reminder notice ("First Reminder Notice").
 If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's First Reminder Notice, Tenant may deliver a second reminder notice ("Second Reminder Notice"). If Landlord fails to reimburse Tenant within fifteen (15) days of receipt of Tenant's Second Reminder Notice, then Tenant may apply the cost of such repairs against the next Basic Rent obligations due hereunder, and invoice Landlord therefor.

Notwithstanding anything contained herein to the contrary, Tenant's rights to deduct from Basic Rent shall be restricted to any amount per month not in excess of the sum of twenty-five percent (25%) of the Basic Rent; provided, however, that the sum which was not capable of offset as a result of such cap shall bear interest at the Maximum Rate of Interest from thirty
(30) days after the date Tenant first invoiced Landlord for such expenses to be offset until the date Tenant actually recovers such costs through offset.
 It is further agreed that, if any default by Landlord cannot be cured by Tenant by the expenditure of a sum that is recoverable from future offsets as authorized in this Lease by the end of the then applicable Term, the aforesaid twenty-five percent (25%) figure shall be increased to such percentage of the Basic Rent as is necessary in order to assure that such sum is recoverable from future offsets.

14.9.1	Delinquent Rental Payments.  Any installment of Basic Rent
or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall be subject to a late payment fee of two percent (2%) of the unpaid amount per month commencing on the date said payment is due ("Late Payment Fee"). Tenant acknowledges that Tenant's failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that such charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant's default or limit any other remedy of Landlord. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law. Notwithstanding the foregoing, Tenant shall not be subject to the late payment fee specified herein unless Landlord has given Tenant ten (10) days written notice of any payment of Additional Rent or Basic Rent that is past due ("Late Payment Notice"); provided that after Tenant's receipt of two (2) such Late Payment Notices in any Lease Year, Landlord shall no longer be required to deliver a Late Payment Notice in order to collect the late payment fee during said Lease Year. Notwithstanding the foregoing, Landlord waives its right to collect the Late Payment Fee the first time Landlord would otherwise be entitled to such a Late Payment Fee in any Lease Year.

	ARTICLE 15

	PROTECTION OF CREDITORS


15.1	Subordination.  This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, or other document of like nature ("Mortgage"), which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "F" attached hereto and incorporated herein ("SNDA") and any other instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage and which are reasonably acceptable to Tenant. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such SNDA or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

15.2	Attornment.  If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or by any new person or entity as a result of any transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease if all obligations and liabilities accruing under this Lease after such acquisition are assumed in writing by such transferee or successor. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.3	Estoppel Certificates.

15.3.1	Within fifteen (15) business days after Landlord's or
Tenant's written request (the "Requesting Party"), the non-requesting party (the "Responding Party") shall execute, acknowledge and deliver to the Requesting Party a written statement certifying: (i) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect, as modified, and stating the modifications); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Basic Rent and other charges and the time period covered by such payment; (iv) whether or not there are then existing any breaches or defaults by such party or the other party known by such party under this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any such breach of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same) and (v) such other statements as reasonably required by The Requesting Party, or any lender or prospective lender, investor or purchaser. the Responding Party shall deliver such statement to the Requesting Party within fifteen (15) business days after the Requesting Party's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

15.3.2	If the Responding Party, does not deliver such statement
to the Requesting Party within such fifteen (15) business day period, then the Requesting Party may deliver a second request and if the Responding Party does not deliver such statement to Landlord within five (5) business days after receipt of such second request, then the Requesting Party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party;
(ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that the Requesting Party is not in default under this Lease. In such event, the Responding Party shall be estopped from denying the truth of such facts.

15.4	Mortgagee Protection Clause.  Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default, served upon the Landlord, provided that prior to delivery of such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders and the same have executed a Non-Disturbance Agreement as provided and defined below. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional fifteen days
(15) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such fifteen days (15) any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

15.5	Non-Disturbance. Landlord represents that as of the Effective Date of this Lease, there is no mortgage encumbering the Land. With respect to any future Mortgages, Tenant's subordination is expressly conditioned upon Landlord's delivery to Tenant of a fully executed Recognition and Non-Disturbance Agreement substantially in the form of the SNDA or in such other form and substance as may be reasonably acceptable to Tenant with respect to such Mortgage ("Non-Disturbance Agreement").

	ARTICLE 16

	TERMINATION OF LEASE


16.1	Surrender of Premises.  At the expiration of the Term of this
Lease or earlier termination of this Lease, Tenant shall surrender the Premises together with all alterations placed thereon by Tenant (except Alterations Tenant elects to remove or Alterations Landlord, in the exercise of reasonable discretion, informed Tenant, in connection with Landlord=s approval of the installation thereof, that Landlord would require Tenant to remove upon the expiration of the Lease) in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear excepted, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant unless Landlord requires Tenant to leave the same. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, after five (5) business days notice to Tenant, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as above set forth, Tenant shall indemnify, protect, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. All property of Tenant not removed within thirty (30) days after the last day of the Term of this Lease shall be deemed abandoned.
 Tenant hereby appoints Landlord its agent to remove, at Tenant's cost, all property of Tenant from the Premises left thirty (30) days or longer after termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.

16.2	Holding Over.  In the event Tenant remains in possession of the
Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Basic Rent for the Premises.

	ARTICLE 17

	RENEWAL OPTIONS

17.1	Options to Renew.  Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease ("Renewal Option") for up to two (2) periods of five (5) years each (each such five (5) year period is sometimes hereinafter referred to as a "Renewal Term") upon the following terms and conditions and subject to the limitations set forth below.

17.1.1	No Event of Default.  At the respective times hereinafter
set forth for the exercise of each Renewal Option and at the time of the commencement of each Renewal Term, this Lease shall be in full force and effect and there shall be no uncured Event of Default under this Lease, but Landlord shall have the right, at its sole discretion, to waive any such condition regarding an Event of Default.

17.1.2	Fair Market Rent.  The Premises shall be leased to Tenant
on an "as is" basis on the same terms, covenants and conditions contained in this Lease, except that the annual Basic Rent for the Premises, including all buildings, structures and fixtures erected thereon, together with all additions, alterations and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment) shall be adjusted to reflect ninety-five percent (95%) of the Fair Market Rent (as hereinafter defined) for the Premises, as of the date of commencement of such Renewal Term ("Adjusted Basic Rent"); provided that in no event shall such Adjusted Basic Rent be less than the Basic Rent for the Lease Year immediately prior to the Renewal Term.

17.1.3	Exercise of Renewal Term(s).  Tenant shall exercise its
right to extend the Term of this Lease for any Renewal Term set forth in this
Article 17, if at all, by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease at least nine
(9) months prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be.

17.1.4	Determination of Fair Market Rent.  In calculating the
Fair Market Rent, the Premises shall be deemed to include all buildings, structures and fixtures erected thereon, together with all additions and replacements thereof (except Tenant's moveable trade fixtures, machinery and equipment). Not earlier than eighteen (18) months prior to the expiration of the Initial Term and each Renewal Term, Tenant may notify Landlord of its desire to consider renewal of this Lease. Thereafter, Landlord and Tenant shall make a good faith effort to agree upon the "Fair Market Rent" of the Premises for the ensuing Renewal Term. In the event Landlord and Tenant fail to agree within sixty (60) days after delivery of Tenant's notice ("Initial Rent Determination Period"), the "Fair Market Rent" shall be determined by arbitration in accordance with the process described below. Without limiting the foregoing, in determining the Fair Market Rent, the following factors shall be considered: the amount per rentable square foot that a willing, comparable, non-equity tenant would pay, and a willing landlord of a comparable property in the marketplace (as set forth above) would accept in an arm's-length transaction giving appropriate consideration to rental rates per rentable square foot, escalation clauses (including, but not limited to, operating expenses and real estate taxes), abatement provisions reflecting free rent, if any, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and any other generally applicable terms and conditions of tenancy for the subject space.


17.1.5	Arbitration.  All arbitrators appointed by or on behalf of
either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers with not less than ten (10) years of experience in the appraisal of improved commercial and industrial real estate in the Riverside, California area and be devoting a substantial amount of time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested. If the parties are unable to agree upon the Fair Market Base Rent during the Initial Rent Determination Period, then within fifteen (15) days after termination of the Initial Rent Determination Period, each party shall deliver to the other party a notice specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two (2) arbitrators so selected shall select a third arbitrator no later than thirty
(30) days after the Initial Rent Determination Period. If the party receiving a request for arbitration fails to appoint its arbitrator within the time above specified, or if the two (2) arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any Judge of the District Court of the County of Riverside, State of California, upon ten (10) days prior written notice to the other party of such intent. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The arbitrators so selected shall have all rights and power conferred on him or her by the California Code of Civil Procedure Sections 1280 et seq. or any successor statute or law, and except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such statute. No discovery shall be permitted by the Landlord and Tenant in the arbitration except that all parties shall make available to the arbitrators such information as may be requested by such arbitrators. Acting independently of each other and without consultation with each other, each of said three arbitrators, within sixty (60) days after appointment of the third appraiser, and his or her acceptance of such appointment, shall make their appraisal and submit to Landlord and Tenant a written report and appraisal setting forth the appraiser's opinion as to the fair market value of the Premises. The two appraisals of all of the appraisals reported by the three appraisers that are closest in amount shall be averaged (or if the appraisal is less than one of the other appraisals and more than the other appraisal by the same amount, all three appraisals shall be averaged). Such averaged amount shall be the Fair Market Rent of the Premises. All arbitrators appointed by or on behalf of either party or appointed by the Presiding Judge of the Superior Court of Riverside County, California as hereinafter provided, shall be in all respects impartial and disinterested. Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of such party and the fees and expenses of the third arbitrator shall be borne equally by both parties. Landlord and Tenant shall then execute an amendment recognizing the Fair Market Rent for the Renewal Term and the fact Tenant shall pay ninety-five percent (95%) of such Fair Market Rent or the Basic Rent for the Previous Lease Year, whichever is greater.

	ARTICLE 18

	EXPANSION OPTION


18.1	Option to Expand.  Tenant shall have the right, to be exercised as hereinafter provided, to expand the Premises ("Expansion Option") into space to be constructed on the Land adjacent to the Premises, which land is more particularly described on Exhibit "A-1" attached hereto and incorporated herein ("Expansion Land") together with certain improvements to be constructed thereon, including an approximately ninety-five thousand (95,000) square foot addition to the Building, depicted as the Expansion Space on Exhibit "A-2" ("Expansion Space"), upon the following terms and conditions and subject to the limitations set forth below.

18.2	No Event of Default.  At the respective times hereinafter set forth for the exercise of the Expansion Option and the delivery of the Expansion Space, this Lease shall be in full force and effect and there shall be no uncured Event of Default (as defined below) under this Lease.

18.3	Exercise of Expansion Option.  Tenant may exercise its right to expand by notifying Landlord, in writing, of its election to exercise the Expansion Option ("Notice of Exercise") at least nine (9) months prior to the desired occupancy date for the Premises, which Notice of Exercise shall specify the exact desired occupancy date ("Desired Occupancy Date"); provided that, subject to the provisions below, there will still be at least five (5) years remaining in the Initial Term after the Desired Occupancy Date. In the event that there will not be at least five (5) years remaining in the Initial Term at the time Tenant desires to exercise its Expansion Option, Tenant may still exercise its Expansion Option up until nine (9) months prior to the end of the Initial Term ("Expansion Option Termination Date") if, in Tenant's Notice of Exercise, Tenant indicates that it is also electing to extend the Initial Term by the number of days necessary to cause there to be exactly five
(5) years between the Desired Occupancy Date and the expiration of the Initial Term ("Extension Election"). In the event, Tenant exercises the Extension Election, the commencement date for the Expansion Space shall occur upon Substantial Completion of the Expansion Space Landlord's Improvements (as described in the Work Letter) ("Expansion Space Commencement Date"). The term of the Lease for the Expansion Space shall terminate concurrently with the Term of the Lease for the balance of the Premises.


18.4	Expansion Terms.  The Expansion Space shall be leased to Tenant on the same terms, covenants and conditions contained in this Lease, except as provided in this Article and except that the Basic Rent for the Expansion Space due and payable each month shall be computed in accordance with
Section 18.5 below and paid along with the Basic Rent provided in Item 10 of the Basic Terms. The Basic Rent per rentable square foot for the Expansion Space shall be increased from time to time in accordance with any proportionate increases to the Basic Rent provided under Item 10 of the Basic Terms and under Section 18.3 above (provided that increases in the Expansion Space Rent shall not occur until the sixty-third (63rd) month after the Expansion Space Commencement Date). If Tenant exercises any Expansion Option, Landlord and Tenant shall enter into an amendment of this Lease setting forth the adjusted Basic Rent and other relevant provisions based on the increase in the area of the Premises effective on the Expansion Space Commencement Date. If Tenant exercises its Expansion Option, then (a) all references to the Premises shall include the Expansion Space and Expansion Land, and all references to the Land shall include the Expansion Land, effective as of the Expansion Space Commencement Date; (b) Landlord shall be subject to the same monetary penalties for failure to deliver the Expansion Space by the Desired Occupancy Date as are (provided in Section 1.3 for failure to deliver the Premises by August 1, 1998 provided that Tenant shall not have the termination rights set forth in Section 1.3); and (c) Tenant shall be entitled to the same early occupancy rights for the Expansion Space as those set forth in Section
1.2.2 and in the Work Letter for the Premises.

18.5	Expansion Space Basic Rent.  Commencing on the Expansion Space
Commencement Date, Tenant shall pay Basic Rent for the Expansion Space in the amount provided in this Section 18.5 at which time Tenant shall no longer be required to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land" in Item 10 of the Basic Terms. The Basic Rent, paid monthly, for the Expansion Space shall be the product of ten and one half percent (102%), multiplied by the following costs ("Expansion Space Basic Rent"):

(1)	The Expansion Land valued at $525,000;

(2)	The cost of building the Expansion Space (inclusive of a
tenant improvement allowance not to exceed Five Dollars
($5.00) per square foot) as determined by (a) the lowest competitive bid by general contractors acceptable to both parties or (b) Landlord's in-house general contractor at a fee of five percent (5%) of Hard Costs (defined below);

(3)	Commercially reasonable and standard Architectural and
engineering fees, permit fees, governmental charges, soil testing costs and surveying costs incurred by Landlord in connection with the Expansion Space building;

(4)	A three percent (3%) development fee on all Hard Costs.
 As used herein, the term "Hard Costs" shall mean the actual costs paid by Landlord to construct the Improvements, including without limitation, all amounts paid to the contractors, suppliers, and all general contractors, all architectural, engineering and other design consultants and on-site overhead costs directly attributable to the Expansion Space, all standard fees paid to the governmental agencies for the construction of the Improvements, and other costs commonly included in what is customarily known as "Hard Costs";

(5)	The best available interim financing costs, not to exceed
the Maximum Rate of Interest specified in Item 10 of the Basic Terms; and

(6)	Any standard real estate commission paid or due and
payable by Landlord in connection with the Expansion Space or Expansion Land.

18.6	Free Rent Period.  The first two (2) calendar months of the
Expansion Space Basic Rent shall be abated.

18.7	Failure to Exercise Expansion Option.  In the event Tenant fails to exercise the Expansion Option during the Initial Term only, for so long as there has been no Expansion Space Commencement Date, Tenant shall continue to pay the portion of the Basic Rent described as "Monthly Rent for Expansion Land." In the event that Tenant has not exercised the Expansion Option as of the Expansion Option Termination Date, then notwithstanding anything to the contrary contained herein, commencing on the first day following the Expansion Option Termination Date, Tenant shall no longer be required to pay the Monthly Rent for Expansion Land or any Taxes or other Additional Rent attributable to the Expansion Land.

	ARTICLE 19

	MISCELLANEOUS PROVISIONS



19.1	Notices.  All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by Federal Express or other reputable independent overnight courier service, addressed at the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice, and shall be deemed to have been delivered on the date the same is (i) postmarked, if sent by certified mail, or (ii) deposited, if sent by Federal Express or such other reputable overnight courier service, but shall not be deemed received until
(a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified mail.

19.2	Landlord's Continuing Obligations.  The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided (a) that such liability is assumed in writing by the transferee and
(b) that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

19.3	Net Lease.  Landlord and Tenant do each state and represent that it is the intention of each of them that, except as otherwise provided herein, this Lease be interpreted and construed as a net lease and, except as otherwise provided in this Lease, all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff.

19.4	Successors.  The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

19.5	Memorandum of Lease.  Upon not less than fifteen (15) business days prior written request by Landlord or Tenant, the other party agrees to execute and deliver to the requesting party a Memorandum of Lease, in recordable form, setting forth the following: (a) the date of this Lease; (b) the parties to this Lease; (c) the term of this Lease; and (d) the legal description of the Premises.

19.6	Captions and Interpretation.  The captions of the Articles or
Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

19.7	Relationship of Parties.  This Lease does not create the
relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

19.8	Entire Agreement.  Any exhibits, addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease Agreement together with the Exhibits contains the entire agreement between the parties. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

19.9	Severability.  If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

19.10	Landlord's Limited Liability.  Tenant agrees to look solely to
Landlord's interest in the Premises and any income derived directly therefrom for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

19.11	Survival.  All obligations of Landlord and Tenant (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease shall survive the expiration or other termination of this Lease.

19.12	Attorneys' Fees.  In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof or the enforcement of any indemnity obligation hereunder, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees, costs and expenditures fees) from the other party.

19.13	Broker.  Each party represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease except for Lee & Associates, whose commission shall be payable by Landlord, and each party agrees to hold the other party harmless from and against the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or changes claimed by any other realtors, brokers or agents claiming by, through or on behalf of such party with respect to this Lease and/or the negotiation hereof.

19.14	Governing Law.  This Lease shall be governed by the laws of the
State of California. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

19.15	Time is of the Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

19.16	Joint and Several Liability.  All parties signing this Lease as
Tenant shall be jointly and severally liable for all obligations of Tenant.

19.17	Delivery of Corporate Documents.  In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within fifteen (15) days after written request by Landlord, if required by a prospective lender or purchaser, deliver to Landlord, in connection with any proposed sale or mortgage of the Premises, the following instruments and documents:

(a)	Certificate of Good Standing in the state of incorporation
of Tenant and in the state in which the Premises are located issued by the appropriate state authority and bearing a current date;

(b)	A copy of Tenant's articles of incorporation and bylaws,
and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant.

19.18	Tenant's Financial Condition.  Prior to the Effective Date, and
within fifteen (15) business days after written request from Landlord (so long as Landlord has a reasonable basis for requesting such information based upon Tenant's financial condition) and not more than one (1) time per twelve month period, Tenant shall deliver to Landlord financial statements prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant or guarantor of Tenant provided that Tenant shall not be required to provide any information that would constitute a violation of the rules and regulations of the Securities Exchange Commission.
 In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises, Project, Land and/or Expansion Land or any portion thereof designated by Landlord any financial statements prepared in accordance with GAAP required by any lender or purchaser to facilitate the sale, financing or refinancing of the Premises or Project or any portion thereof. Tenant represents and warrants to Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement; and (b) at all times after the date of any such statement during the Lease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall, if requested by Landlord, be certified by Tenant to be true and correct. Notwithstanding the foregoing, if Tenant is a publicly traded company. Tenant may provide Landlord with copies of Tenant's latest 10-Q and 10-K filings with the Securities Exchange Commission in lieu of the above referenced financial statements.

19.19	Provisions are Covenants and Conditions.  All provisions, whether covenants or conditions, on the part of the Landlord, or on the part of Tenant, shall be deemed to be both covenants and conditions.

19.20	Business Days.  As used herein, the term "business days" shall mean any day which is not a Saturday, Sunday or a legal holiday in the State of California.

19.21	Force Majeure.  If either party shall be delayed or prevented from the performance of any act required hereunder, other than the payment of Rent, Additional Rent or any other sums required to be paid hereunder, by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, respect of governmental laws or regulations, or by reason of any order or direct of any legislative, administrative or judicial body, or any government department, or by reason of not being able to obtain any licenses, permissions or authorities required therefor, or other causes without fault or beyond the reasonable control of such party, then notwithstanding anything to the contrary contained herein, performance of such acts by such party shall be excused for the period of the delay and the period of the performance of any such acts shall be extended for a period equivalent to the period of such delay; (herein such delays are sometimes referred to as AForce Majeure@.)


19.22	No Continuous Operation.  Notwithstanding anything in this Lease to the contrary, nothing herein shall be construed as an obligation for Tenant to open or operate its business in the Premises. Tenant shall have the right to remove Tenant's personal property and cease operations in the Premises at any time and at Tenant's sole discretion. However, the right to cease to operate its business shall not affect Tenant's obligation to pay all amounts due hereunder and to perform all covenants and obligations hereunder. Tenant agrees, at such time it is operating its business in the Premises, to conduct its business in a first-class manner, consistent with reputable business standards and practices.

19.23	Waiver of Landlord's Lien.  Landlord hereby waives any
contractual, statutory or other Landlord's lien on Tenant's furniture, moveable trade fixtures, supplies, equipment and inventory. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord's further approval, written or otherwise, to grant and assign a mortgage or other security interest Tenant's furniture, fixtures, supplies, equipment and inventory to Tenant's lenders in connection with Tenant's financing arrangement. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents in its sole and absolute discretion) as Tenant's lenders may reasonably request in connection with any such financing.

19.24	Submission of Lease.  Submission of this instrument for
examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.

Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation

By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation

By:
Name:
Title:

By:
Name:
Title:


	EXHIBITS

	Page First
	Appearing


Exhibit "A" - Legal Description of Land 	1
Exhibit "A-1" - Legal Description of Expansion Land	18
Exhibit "A-2" - Expansion Space	18
Exhibit "B" - Work Letter	1
Schedule 1 to Work Letter - Final Plans and Specification	N/A
Exhibit "C" - Preliminary Report	1
Exhibit "D" - Commencement Date Acknowledgment	1
Exhibit "E" - Delivery Date Acknowledgment	1
Exhibit "F" - Subordination, Non-Disturbance and Attornment Agreement	15


	EXHIBIT "A"

	Legal Description of Land

	[To Be Attached]

	EXHIBIT "A-1"

	Legal Description of Expansion Land

	[To Be Attached]

	EXHIBIT "A-2"

	Depiction of Expansion Space

	[To Be Attached]

	EXHIBIT "B"
	WORK LETTER


OPUS WEST CORPORATION, a Minnesota corporation, ("Landlord") and PETCO
ANIMAL SUPPLIES, INC., a Delaware corporation ("Tenant") as of this ___ day of November, 1997, are executing simultaneously with this Work Letter Agreement ("Work Letter"), a written lease (the "Lease") covering the Premises described in the Lease.

This Work Letter defines the scope of Landlord's Improvements (as defined below) which Landlord shall be obligated to construct or install on the Premises. It there is a conflict between the terms and provisions of this Work Letter and the Lease, this Work Letter shall control. Terms which have initial capital letters and are not otherwise defined in this Letter shall have the meaning set forth in the Lease.

This Work Letter is a part of the Lease and shall be subject to all of its terms and condition, including all definitions contained therein. Unless the context otherwise requires, any references to the Lease shall include the Work Letter and the obligations contained herein shall, to the extent applicable, continue during the Lease Term.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as set forth below.

	CONSTRUCTION OF IMPROVEMENTS

1.	Improvements.  Landlord agrees to furnish, at Landlord's sole cost and expense, all of the material, labor, and equipment for the construction on the Land of the improvements ("Landlord's Improvements") designated on the Final Plans and Specifications attached hereto and as Schedule 1 and incorporated herein ("Final Plans and Specifications" or "Construction Documents"). When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Final Plans and Specifications, so as not to delay completion of the Landlord's Improvements.
 Except as specifically set forth in this Lease and delineated on the Final Plans and Specifications, Landlord shall not provide or pay for any other improvements related to the Premises. Landlord's Improvements shall be constructed in a good and workmanlike manner in accordance with the Final Plans and Specifications and Landlord agrees to complete the construction thereof in accordance with the applicable building code as it is presently interpreted and enforced by the governmental bodies having jurisdiction thereof. By execution of the Lease, Tenant hereby approves of the attached Final Plans and Specifications. Tenant shall pay to Landlord all increased costs or damages incurred by Landlord attributable to delays caused by Tenant.

1.1	Premises Furnishings.  Tenant shall be solely responsible
for the performance and expense of the design, layout, provision, delivery and installation of any furniture, furnishings, telephone systems, computer systems, office equipment, and any other personal property Tenant will use at the Premises. In arranging for the performance of any of the work referred to in the preceding sentence, Tenant shall adopt a schedule in conformance with the schedule(s) of Landlord's Contractor(s) (defined below) and conduct its work in such a manner as to maintain harmonious labor relations and so as not to interfere unreasonably with or delay the work of Landlord's Contractor(s) in substantially completing the Landlord's Improvements.

2.	Construction of Landlord's Improvements.   A contractor selected
by Landlord in Landlord's sole discretion ("Landlord's Contractor") shall use its commercially reasonable efforts (a) to Substantially Complete (as defined below) the Landlord's Improvements on or before August 1, 1998 and (b) to ensure that the structural and exterior portions of the Premises, including without limitation the roof (hereinafter, the "Structural Portions of the Demised Premises"), the plumbing, electrical, gas, and other utilities, including without limitation the HVAC (hereinafter, the "Utilities") servicing same are in good working condition and order on the Commencement Date and are in compliance with all existing law, codes, regulations and ordinances of any governmental authorities, including seismic requirements and the Americans with Disabilities Act, as evidenced by a Certificate of Occupancy issued by the City.


3.	Completion of Landlord's Improvements.  Landlord shall be
responsible for the construction of the Landlord's Improvements in accordance with the approved Final Plans and Specifications. Within thirty (30) days of Substantial Completion (as defined below) of the Landlord's Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to the Landlord's Improvements, which list shall be in Landlord's reasonable discretion based on whether such items were required by the approved Final Plans and Specifications. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease unless such punch list items preclude Tenant from occupying the Premises as reasonably determined by Landlord and Tenant.

4.	Substantial Completion.  "Substantial Completion" or
"Substantially Completed" as used herein shall mean delivery of written notice to Tenant of the completion of construction of the Landlord's Improvements in the Premises pursuant to the approved Final Plans and Specifications with the exception of minor details of construction, installation, decoration, or mechanical adjustments and punchlist items as certified to by Landlord. Substantial Completion shall be deemed to have occurred, and completion of the Landlord's Improvements shall be deemed to have occurred upon issuance of a temporary or permanent certificate of occupancy, notwithstanding the requirement to complete "punchlist" items or similar corrective work. Tenant agrees that if Landlord shall be delayed in causing such work to be Substantially Completed as a result of any of the events as defined below (referred to herein as a "Tenant Delay"), then such delay shall be the responsibility of Tenant, and will result in the Commencement Date of the Term being the earlier of: (i) Tenant's opening of the Premises for business; (ii) the date of Substantial Completion or (iii) the date when Substantial Completion would have occurred if there had been no Tenant Delay, providing that Landlord shall not be required to work on an overtime basis in order to bring the Premises to Substantial Completion. For the purposes of this Work Letter, a Tenant Delay is defined as follows: (a) Tenant's failure to comply with any time frames set forth herein or in the Lease, (b) any changes in the Final Plans and Specifications requested by Tenant after execution of this Lease, or (c) Tenant's failure to perform any act or obligation imposed on Tenant by the Lease or this Work Letter as and when requested thereunder or hereunder, or (d) any other delay otherwise caused by Tenant, its agents, employees or contractors which operates to delay Landlord's Substantial Completion of the Landlord's Improvements, as reasonably determined by Landlord.

5.	Force Majeure.  Landlord shall diligently proceed with the
construction of the Landlord's Improvements and complete the same and deliver possession thereof to Tenant in accordance with the project schedule to be submitted by Landlord to Tenant within fifteen (15) days after the Effective Date of the Lease; provided, however, if delay is caused or contributed to by act or neglect of Tenant, Tenant delays as described in Section 4 above or those acting for or under Tenant, change orders requested by Tenant, labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, state or federal governments affecting the work, or other causes beyond Landlord's reasonable control, then the time of completion of said construction shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an "Excused Delay." Landlord shall notify Tenant in writing of any Excused Delay that is due to a Tenant Delay.

6.	Possession of Premises.  Tenant shall, within five (5) business days after request therefrom by Landlord, advise Landlord of required color selections. Tenant shall be responsible for Landlord's increased cost of labor and materials if any, and loss of Rent, arising out of delay in the completion of the Premises caused by Tenant's failure to comply in a timely manner with the foregoing schedule. Landlord shall notify Tenant at least thirty (30) days prior to its estimated date of Substantial Completion and Tenant shall during such thirty (30) day period have the right to access the warehouse portion of the Premises to install fixtures and equipment ("Fixturization Period") provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property. Tenant shall adopt a schedule in conformance with the schedule of Landlord and conduct its work in such a manner as to maintain harmonious labor relations so as not to interfere unreasonably with or delay the work of Landlord. Tenant shall not be liable to Landlord for the payment of Basic Rent or taxes during such Fixturization Period but Tenant shall be subject to the other terms and provisions of this Lease, including the insurance and indemnity obligations and the obligation to maintain the Premises free of mechanic liens. Basic Rent and the payment and performance of all other obligations to be paid by Tenant shall commence upon the Commencement Date; provided, however, in the event that Landlord's Improvements are partially completed and partially ready for occupancy, and are occupied by Tenant, or Tenant is required to occupy same, the terms of such occupancy or use of the Premises shall apply and a pro rata portion of the Basic Rent and the pro rata portion of all other obligations to be paid by Tenant shall be payable commencing with such date of partial occupancy, and shall be equitably adjusted from time to time based upon the area and value of the portion of Landlord's Improvements substantially completed and ready for Tenant's occupancy. The failure of Tenant to take possession of or to occupy the Premises or any portion thereof which Tenant is required to occupy on or after the date Landlord's Improvements or such applicable portion thereof are substantially complete and ready for occupancy by Tenant shall not serve to relieve Tenant of said obligations or delay payments by Tenant to Landlord.

7.	Tenant Work.

7.1	Finish Work.  All finish work and decoration and other work
desired by Tenant and not included within the Landlord's Improvements as set forth in the approved Construction Documents, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems and other items (the "Tenant Work") shall be furnished and installed by Tenant at Tenant's sole expense.

7.1.1	Consent of Landlord.  If any Tenant Work is not set
forth on the approved Construction Documents, Tenant shall secure Landlord's prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease. Tenant shall not commence the construction or installation of any improvements on the Premises, including, specifically, the Tenant Work, without Landlord's prior written approval which shall not be unreasonably withheld of: (i) Tenant's contractor, (ii) detailed plans and specifications for the Tenant Work, and (iii) certificate(s) of insurance accurately showing that Tenant's contractor maintains insurance coverage in amounts, types, form and with companies reasonably acceptable to Landlord. All such certificates or policies shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of the Tenant Work.

7.2	Landlord's Obligations.  Landlord is under no obligation to
construct or supervise construction of any of the Tenant Work and any inspection by Landlord shall not be construed as a representation that the Tenant Work is in compliance with the final plans and specifications therefor or that the construction will be free from faulty material or workmanship, or that the Tenant Work is in conformance with any building codes or other applicable requirements. All of the Tenant Work shall be undertaken and performed in strict accordance with the provisions of the Lease and this Work Letter.

8.	Risk of Loss.  All materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Commencement Date shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except in the event of Landlord's gross negligence or willful misconduct.

9.	Expansion Space.  If Tenant exercises its Expansion Option to lease the Expansion Space (as defined in the Lease), then the terms of this Work Letter, to the extent applicable, shall apply with respect to the Expansion Space; provided that an amendment to the Lease and/or this Work Letter shall be executed by the parties which shall set forth more specifically the provisions hereof that shall apply to the Expansion Space.
 If Tenant acquires the Expansion Space, Landlord shall furnish the material, labor and equipment for the construction of improvements similar to the Landlord's Improvements described in Schedule 1, which shall be agreed upon and incorporated into the amendment ("Expansion Space Landlord's Improvements"). With respect to Expansion Space Landlord's Improvements, Substantial Completion of such improvements shall be deemed to have occurred in accordance with the same criteria for Substantial Completion provided under
Section 4 of this Work Letter.

10.	Conformance with Laws.  All work performed by Tenant, including the Tenant Work, shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Project and the Premises and valid building permits and other necessary authorizations from appropriate governmental agencies when required, shall be obtained by Tenant for the Tenant Work at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Work, Landlord shall have no responsibility therefor.

11.	Tenant's Representative.  Tenant has designated Dave Evans as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant's Representative.

12.	Landlord's Representative.  Landlord has designated Jeff Dickerson as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Tenant will be made to Landlord's representative.
 Tenant will communicate solely with Landlord's Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.

13.	Miscellaneous.

13.1	Sole Obligations.  Except as herein expressly set forth with respect to the Landlord's Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated in the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

13.2	Applicability.  This Work Letter shall not be deemed
applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or
(b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

13.3	Authority; Counterparts.  Any person signing this Work
Letter on behalf of Tenant warrants and represents that such person has authority to do so. This Work Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one instrument.

13.4	Binding on Successors.  Subject to the limitations on
assignment and subletting contained in the Lease, this Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

13.5	Time of the Essence.  Time is of the essence as to each and
every term and provision of this Work Letter. In all instances where Tenant is required to approve an item, if no written notice of disapproval is given within the stated time period at the end of said period the item shall automatically be deemed approved and the next succeeding time period shall commence. Except as otherwise provided, all references herein to a "number of days" shall mean and refer to calendar days.

13.6	Attorneys' Fees.  In any action to enforce or interpret the
terms of this Work Letter, the party prevailing in that action shall be entitled to recover its reasonable attorneys' fees and costs of suit, both at trial and on appeal.

13.7	Incorporation.  This Work Letter is and shall be
incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein for all purposes. Any default by Tenant hereunder also constitutes a default under the Lease.


	[Remainder of Page Intentionally Left Blank]

14.	Tenant's Acceptance of Premises.  Within a period of sixty (60)
days after commencement of the Initial Term, Tenant shall notify Landlord, in writing, of all portions of the Landlord's Improvements which are incomplete and Landlord shall forthwith complete such items. Failure to deliver such notice shall constitute an acknowledgment that the Landlord's Improvements are complete.


Dated:_____________________	LANDLORD:

OPUS WEST CORPORATION, a Minnesota
corporation


By:
Name:  Thomas W. Roberts
Title: President

Dated:_____________________	TENANT:

PETCO ANIMAL SUPPLIES, INC., a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:

	SCHEDULE 1

	Plans and Specification

	[To Be Attached]

	EXHIBIT "C"

	Preliminary Report

	EXHIBIT "D"

	Commencement Date Acknowledgment


TO:		Opus West Corporation
2030 Main Street, Suite 520
Irvine, CA 92614
Attn: Paul A. Marshall
("Landlord")

FROM:		PETCO Animal Supplies
9125 Rehco Road
San Diego, CA 92121-2270
Attn: Mark Drasin
("Tenant")

RE:		Lease Agreement dated ___________________, 1997 ("Lease") covering the premises described therein ("Premises") located in the County of Riverside, State of California.

Pursuant to the term of the Lease, Tenant has agreed to provide this Commencement Date Acknowledgment ("Acknowledgment") to Landlord within ten
(10) business days after Landlord's request therefor. This Acknowledgment is not in any way intended to modify any of the terms of the Lease.

1.	Commencement Date.  The term of the Lease commenced on
___________________, is presently in force, and, unless Tenant exercises its renewal or extension options, will expire on __________________________. Tenant has two (2) five (5) year Renewal Options exercisable pursuant to
Article 17 the Lease and an Extension Election exercisable pursuant to Article 18 of the Lease.

2.	Amendments.  The Lease has not been modified, altered or amended in any respect, except for (indicate "None" if none)______________________________________.

The information set forth in this Acknowledgment is true and correct as of the date hereof. This Acknowledgment shall be binding upon the successors and assigns of Tenant.



DATED:


TENANT:

PETCO ANIMAL SUPPLIES, INC.,  a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:



	EXHIBIT "E"

	Delivery Date Acknowledgment


TO:		Opus West Corporation
2030 Main Street, Suite 520
Irvine, CA 92614
Attn: Paul A. Marshall
("Landlord")

FROM:		PETCO Animal Supplies
9125 Rehco Road
San Diego, CA 92121-2270
Attn: Mark Drasin
("Tenant")

RE:		Lease Agreement dated ___________________, 1997 ("Lease") covering the premises described therein ("Premises") located in the County of Riverside, State of California.

Pursuant to the term of the Lease, Tenant has agreed to provide this Delivery Date Acknowledgment ("Acknowledgment") to Landlord within ten (10) business days after Landlord's request therefor. This Acknowledgment is not in any way intended to modify any of the terms of the Lease.

1.	Acceptance of Premises.  Tenant has accepted possession of the
Premises, is the actual occupant in possession of the Premises and has not sublet, assigned or otherwise transferred its interest in the Premises. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant (with the exception of any identified punch list items). The Premises were in acceptable condition and were delivered in compliance with all of the requirement of the Work Letter (as defined in the Lease) and the Lease.

2.	Delivery Date.  The Delivery Date under the Lease is and the
Premises were delivered from Landlord to Tenant on ___________________

3.	Substantial Completion.  The date of Substantial Completion of the
Premises (as defined in the Lease) is ________________________.

4.	Amendments.  The Lease has not been modified, altered or amended in any respect, except for (indicate "None" if none)______________________________________.

The information set forth in this Acknowledgment is true and correct as of the date hereof. This Acknowledgment shall be binding upon the successors and assigns of Tenant.



DATED:


TENANT:

PETCO ANIMAL SUPPLIES, INC.,  a
Delaware corporation


By:
Name:
Title:


By:
Name:
Title:


	EXHIBIT "F"

RECORDED AT THE REQUEST OF	)
)
             AND 	)
)
WHEN RECORDED MAIL TO:	)
______________________________	)
______________________________	)
______________________________	)
______________________________	)
)

	Space Above This Line for Recorder's Use

	SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT


THIS AGREEMENT is made and entered into this ___ day of October, 1997, by and among ___________________(ALender@), whose address is_______________,
PETCO ANIMAL SUPPLIES, INC., a Delaware corporation (the "Tenant") and OPUS WEST CORPORATION, a Minnesota corporation (ALandlord@).

	RECITALS

1. Lender is the owner and holder of that certain ____________
(Promissory Note or Loan Agreement) dated ____________, in the principal sum of

($_____________).  The ___________________ is secured by a deed of trust, assignment and security agreement recorded prior to or contemporaneously with the recording hereof in the records of San Diego County, California, which Deed of Trust constitutes a lien or encumbrance on that real property more particularly described on Schedule "A" attached hereto and by this reference incorporated herein.

2. Tenant is the holder of a leasehold estate (the "Leased
Premises") included in the real property described on Schedule "A" attached hereto and by this reference incorporated herein, pursuant to the terms of that lease (the "Lease") dated _______, and executed by Tenant and Landlord. The Lease includes without limitation all right, title and interest that Tenant may have in all or any portion of the Leased Premises.

3. Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree and covenant as follows:

1.	So long as Tenant is not in default (beyond any period given
Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease to be performed by Tenant, Lender shall not disturb or interfere with Tenant's possession and occupancy of the Leased Premises during the term of the Lease or any extension thereof duly exercised by Tenant.

2.	If the interests of Tenant shall be transferred to and owned by
Lender by judicial foreclosure, private trustee sale or any other manner, and Lender succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Lender under all of the covenants, conditions and provisions of the Lease for the remaining term thereof, and any extension thereof duly exercised by Tenant, with the same force and effect as if Lender were the Landlord under the Lease. Tenant hereby attorns to Lender as its Landlord, and that attornment shall be self-operative and shall be effective immediately upon Lender's succeeding to the interest of Landlord under the Lease without the execution of any further instruments by any of the parties hereto.

3.	If the interests of Landlord shall be transferred to and owned by
Lender by judicial foreclosure, private trustee sale or any other manner, and Lender succeeds to the interest of Landlord under the Lease, Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease except that Lender shall not be:

(a)	Liable for any act or omission of any prior landlord
(including Landlord);


(b)	Subject to any offsets or defenses that Tenant might have
against any prior landlord (including Landlord) unless Lender has been given notice and an opportunity to cure in accordance with the terms of the Lease;

(c)	Bound by any rent or additional rent or advance rent that
Tenant might have paid for more than the current month to any prior landlord (including Landlord) and all such rent shall remain due and owing notwithstanding such advance payment;

(d)	Bound by any amendment or modification of the Lease made
without its consent and written approval;

(e)	Liable for any security deposit Tenant might have paid to
any prior landlord (including Landlord), except to the extent Lender has actually received said security deposit;

(f)	Personally liable under the Lease.  Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Leased Premises and any income derived therefrom by Lender.

In addition, Lender shall not have any liability or responsibility under or pursuant to the terms of the Lease or this Agreement after it ceases to own an interest in or to the property described on Schedule "A."

4.	The Lease is now, and shall at all times continue to be, subject and subordinate in each and every respect to the Deed of Trust and to all extensions, modifications, renewals, replacements, substitutions and/or consolidations thereof; but only to the extent that such extensions, modifications, renewals, replacements, substitutions, and/or consolidations thereof do not materially and detrimentally alter Tenant's rights and obligations under the Lease. Nothing contained herein shall be deemed or construed as limiting or restricting the enforcement by Lender of any of the covenants, conditions, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

5.	Tenant shall give written notice to Lender of any failure by
Landlord to perform or observe any of the covenants, conditions or provisions of the Lease, and Lender shall have the right, but not the obligation, to cure such failure. In the event of any such failure by Landlord, Tenant shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of fifteen (15) days after notice thereof to Lender; provided, however, that if such failure cannot reasonably be remedied within that fifteen (15) day period, Tenant shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, so long as Lender shall commence to remedy the failure within the fifteen (15) day period and thereafter shall diligently prosecute the remedy to completion.

6.	All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by Federal Express or other reputable independent overnight courier service, addressed at the addresses specified at the beginning of this Agreement or at such other place as either party may designate to the other party by written notice, and shall be deemed to have been delivered on the date the same is (i) postmarked, if sent by certified or registered United States mail, or (ii) deposited, if sent by Federal Express or such other reputable overnight courier service, but shall not be deemed received until (a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified or registered mail.

7.	The term "Lender" shall be deemed to include _________, a
__________, and its successors and assigns, including anyone who shall have succeeded to Landlord's interest by or through judicial foreclosure, private trustee's sale, or other proceedings brought pursuant to the Deed of Trust or deed in lieu of such foreclosure or proceedings.

8.	Each covenant, condition and provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any covenant, condition or provision of this Agreement shall be held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid covenant, condition or provision had not been contained herein.

9.	This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

10.	This Agreement shall be governed by and construed according to the laws of the State of California.


11.	This Agreement may be executed in any number of counterparts, and each counterpart executed by any of the undersigned, together with all other counterparts so executed, shall constitute a single instrument and agreement of the parties.

IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

_____________________________, a
__________________________________


By:
Name:
Title:

	Lender


PETCO ANIMAL SUPPLIES, INC.,
a Delaware corporation


By:
Name:
Title:

	Tenant


OPUS WEST CORPORATION,
a Minnesota corporation


By:
Name:  Thomas W. Roberts
Title:  President

	Landlord


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]


STATE OF CALIFORNIA	)
) ss.
County of San Diego		)

On _____________ before,____________________, personally appeared
________________ personally, known to me (or proved to me on the basis of satisfactory evidence) to the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal.


Notary Public

My commission expires:_____________
[SEAL]




	SCHEDULE "A"


	Legal Description

	[TO BE ATTACHED]